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                                                                   EXHIBIT 10.18


                                    AGREEMENT

                                     BETWEEN

                               IES INDUSTRIES INC.

                                       AND

                          CONVERGENT GROUP CORPORATION

                               (REFERENCE NO. 109)


     This Agreement ("Agreement") is made and entered into by and between IES Industries Inc., its authorized agents, employees, assigns, subsidiaries and successors (CLIENT) and Convergent Group Corporation (CONSULTANT), and includes as required the sale and maintenance of hardware manufactured by third parties hereto ("Hardware"), the licensing and maintenance of third-party application Software and operating system Software ("Software"), Custom Software generated by CONSULTANT ("Custom Software"), certain associated documentation ("Documentation") and professional consultant services, required to provide technical and management consulting expertise to CLIENT for custom application software and custom application software systems as well as provide technical services related thereto as more particularly set forth in the Schedules attached hereto and incorporated herein by this reference (collectively "Consultant Services").

1. SCOPE OF WORK: CONSULTANT agrees to provide CLIENT with Hardware, Software, Custom Software, Documentation and Services as required to manage the development and implementation of strategic systems and applications to support CLIENT's corporate business objectives. These systems will be implemented in phases in accordance with the requirements of Schedule A - Scope of Work attached hereto and incorporated herein by this reference.

2. COSTS AND FEES: The total price for the implementation of Strategic Systems and Applications for the Vision IMPACT project to support the CLIENT's business objectives is $14,333,627 which is comprised of a Fixed Price Component as defined in Schedule B and an Estimated component as defined in Schedule C.

     2.1 The estimated costs and fees are $5,070,340. These costs and fees include all estimated expenses for the project (expenses will be billed to CLIENT at cost plus a 3 1/2 percent administrative fee), application and system integration development. The description of the tasks associated with the estimated work effort is contained in Schedule A - Scope of Work and the billing terms for the estimated cost and fees are contained in Schedule C - Billing Terms for Estimated Work.

     2.2 The Firm Fixed cost and fees are $9,263,287 and include the delivery of an integrated AM/FM/GIS, Work Management, Distribution Management, Mobile Data Terminal, Conversion and the procurement of third-party Software. The description of the tasks associated with fixed work effort is contained in Schedule A - Scope of Work and the billing schedule for the fixed costs and fees is contained in Schedule B - Fixed Price Payments.

     2.3 The cost and fees set forth in Schedule B and Schedule C are exclusive of the following and CLIENT agrees to:

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          2.3.1 enter into a contract amendment for any CLIENT-directed change of scope in accordance with clauses 8.1 and 8.2 of this Agreement.

          2.3.2 all taxes, however designated, paid or payable by hereunder, exclusive of taxes based on the net income of CONSULTANT. If any charges under this Agreement are exempt from sales or use tax liability, CLIENT shall provide to CONSULTANT, upon execution of this Agreement, evidence of tax exemption acceptable to the relevant taxing authority.

3. PAYMENT TERMS: The Firm Fixed Cost and Fees payment schedule is contained in Schedule B which is attached hereto and incorporated herein by this reference. The Estimated Cost and Fees billing terms are delineated in Schedule C which is attached hereto and incorporated herein by this reference.

     In the event that an invoice, or any undisputed portion of an invoice, remains unpaid for 30 days after the date it is delivered to CLIENT the CONSULTANT shall charge CLIENT interest at the rate of one percent per month or at the maximum rate permitted by law, whichever is less, on the unpaid balance of said invoice from the date of its delivery to CLIENT.

     All invoices will be addressed to:              Express Address:

     IES Utilities Inc.                              IES Utilities Inc.
     P.O. Box 351                                    200 First Street SE
     Cedar Rapids, IA  52406-0351                    Cedar Rapids, IA  52401

     Attn: Joe Harnish, Project Manager

     The CLIENT will make payments using Electronic Funds Transfers using the bank and account information contained in Schedule D - Electronic Funds Transfer.

4. CONSULTANT EMPLOYEES: CONSULTANT personnel shall be and will remain at all times, during this Agreement, employees of CONSULTANT. CLIENT shall not be responsible for any payments due CONSULTANT employees on account of, or in connection with, this Agreement.

     CONSULTANT employees assisting CLIENT under this Agreement who are found, in CLIENT's sole opinion, to be unsatisfactory for services to be performed hereunder, shall be removed by CONSULTANT immediately upon receipt of written notice from CLIENT. Such employee shall be replaced with another CONSULTANT employee satisfactory to CLIENT as soon as possible.

5. NON-SOLICITATION OF EMPLOYEES: CLIENT agrees that CLIENT will not, during the term of this Agreement and for a period continuing for 12 months after the expiration or termination of this Agreement for any reason, directly or indirectly solicit, influence, entice or encourage any person who is then or had been within one (1) year of such action an employee of CONSULTANT to cease his or her relationship with, or otherwise interfere with, disrupt or attempt to disrupt any past, present or prospective relationship, contractual or otherwise, between CONSULTANT and any of its employees.

     CLIENT further agrees that CLIENT will not, during the term of this Agreement and for a period continuing for 12 months thereafter, hire or attempt to hire, whether as an employee, consultant or otherwise any person who was employed by CONSULTANT at any time during the term of this Agreement.

     CONSULTANT agrees that these terms are reciprocal with respect to solicitation of CLIENT employees.


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     This Section shall survive termination or expiration of this Agreement for any reason.

     If the scope of any restrictions contained in this Section is too broad to permit enforcement of such restriction to its fullest extent, then such restriction shall be enforced to the maximum extent permitted by law and CLIENT hereby consents and agrees that the scope may be judicially modified in any proceeding brought to enforce such restriction.

6. INSURANCE: During the term of this Agreement CONSULTANT shall provide and maintain at its own expense the following kinds of insurance with limits of liability as set forth below:

   Insurance                                  Limits of Liability

   Workmen's Compensation                     Statutory

   Commercial General Liability               $ 2,000,000

   Automobile Liability                       $ 1,000,000

   Excess Liability                           $10,000,000

     CONSULTANT has provided CLIENT with a certificate of insurance evidencing the coverages required above and stating the policy numbers and inception and expiration dates of all policies which is included as Schedule E - Certificate of Insurance. This certificate of insurance shall also provide for 10-days prior notice to the CLIENT in the event of cancellation of the policy.

7. INDEPENDENT CONTRACTOR STATUS: The parties to this Agreement are independent contractors, and none of the provisions of this Agreement shall be interpreted or deemed to create any relationship between such parties other than that of independent contractors. Nothing contained in this Agreement shall be construed to create a relationship of employer and employee, master and servant, principal and agent, or coventurers between CLIENT and CONSULTANT or between CLIENT and any employee of CONSULTANT, or between CONSULTANT and any employee of CLIENT. CLIENT shall have no right to control or direct the details, manner, or means by which CONSULTANT performs the services hereunder, provided that such services shall be performed to the mutually agreed upon specifications contained in the Schedules. In performing such services, CONSULTANT shall have no control over the management authority with respect to the CLIENT or its operations.

8. SPECIAL CONDITIONS: The following conditions are incorporated into the understandings associated with this Agreement:

     8.1 If the project scope of work is requested to be increased or changed by CLIENT in such a manner as to require additional labor or expenses, and CONSULTANT agrees to such changes, the parties will adjust both scope and costs and fees through a written amendment to this Agreement. Before the CONSULTANT performs any work outside the currently approved scope of work, the CONSULTANT must first receive written approval for a scope of work change from the CLIENT or otherwise waive any right for compensation for the work, unless the parties can mutually agree upon an equitable adjustment.

     8.2 CLIENT and CONSULTANT reserve the right to subsequently amend this Agreement to include additional services or associated products. Compensation for additional services or products will be as agreed by CLIENT and CONSULTANT and may be incorporated as Addenda to this Agreement. All work to be accomplished will be defined in written change


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          orders approved by the parties. The change orders will define the objectives to be addressed, the scope of services to be provided, the products to be delivered, the schedule to be met, special considerations (as appropriate), and a change order cost and fee estimate. The CONSULTANT will be reimbursed for expenses as provided in the change order.

     8.3 CONSULTANT's project team members will have the opportunity and authority to contact personnel at CLIENT directly in the performance of technical consulting duties.

     8.4 Other terms and conditions may be added to this Agreement in the future by mutual written consent of both parties.

     8.5 The parties will utilize a "zero-based" contingency method for changes where the CLIENT can request additional work while reducing the dollar equivalent from elsewhere in the Scope of Work. However, the CLIENT retains the option of increasing the contract firm fixed cost and fees. Any changes to the Scope of Work must be authorized in writing by the CLIENT's Project Manager.

9. EQUAL EMPLOYMENT: In performing the services hereunder, CONSULTANT agrees to comply with all applicable local, state, and federal laws, regulations, and orders relating to fair and equal employment opportunity practices and policies.

10. LICENSE AND SOFTWARE PROTECTION: Both CONSULTANT and CLIENT have developed numerous proven proprietary materials which provide the methodologies for the development of the Deliverables as delineated in Exhibit A - Scope of Work. The use of these materials contributes to the cost-effectiveness of the project. Both parties agree that the CONSULTANT and CLIENT shall own all such products, materials, and methodologies that have been developed by that party, and that CONSULTANT and CLIENT shall have or obtain no rights in such proprietary products, materials, and methodologies of the other party, except pursuant to a separate written agreement executed by the parties. The CONSULTANT and CLIENT shall have the right to market, distribute, make derivative works from and sell similar work to other companies without further notice to nor consent from the other party. Nothing in this Agreement shall restrict or prohibit CONSULTANT's or CLIENT's right to use concepts, techniques, and know-how used or developed in the course of performing these services.

     CONSULTANT's work for CLIENT will include, among other things, customizing CONSULTANT's code and proprietary methodologies as well as Third-Party Code. CONSULTANT shall be the owner and retain exclusive copyrights of all deliverable products created in connection with this Agreement and the media on which such deliverable products are presented. CONSULTANT shall deliver to CLIENT the Source Code and deliverable products in accordance with Section 2 of this Agreement. CONSULTANT grants to CLIENT and all of its affiliates a perpetual unrestricted, royalty-free license to reproduce and use, for Customer's internal purposes only, any materials developed for CLIENT related to this Agreement, not including Third-Party Software Licenses. CLIENT agrees not to exhibit, distribute, or otherwise disclose any proprietary software, methods, or materials to external or third parties without the prior approval in writing from CONSULTANT.

     CLIENT shall be the Owner and retain exclusive copyrights of all products created by CLIENT in connection with this Agreement and the media on which such products are presented. CLIENT grants to CONSULTANT a perpetual unrestricted, royalty-free license to reproduce and use such products for CLIENT's internal business purposes only.

     All third-party Software licenses will be executed between the CLIENT and the third-party Software vendor. Grants of licenses for all third-party Software licenses will be transferred from the third party to the CLIENT in accordance with a mutually acceptable license agreement.

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11. TRAINING: Subject to a mutually agreed to schedule, CONSULTANT will provide training to the CLIENT in the use of the CONSULTANT Software listed in Schedule
A. The extent of such training, number of CLIENT personnel to be trained, location of such training, and the appropriate costs and fees are reflected in the Schedules.

12. HARDWARE MAINTENANCE. CONSULTANT may provide Hardware Maintenance to CLIENT. The terms of the Hardware Maintenance will be in accordance with mutually agreed upon Maintenance provisions.

13. CORE APPLICATION SOFTWARE MAINTENANCE: CONSULTANT will provide Software maintenance to CLIENT after installation for two years; thereafter, maintenance may be provided in a mutually agreed upon schedule and costs and fees between CLIENT and CONSULTANT. The terms of the Software Maintenance will be in accordance with mutually agreed upon maintenance provisions to be added at a later date.

     13.1 CUSTOM SOFTWARE MAINTENANCE. CONSULTANT will provide custom application software maintenance after date of acceptance for two years; thereafter, maintenance shall be provided in a mutually agreed to schedule and costs and fees between CLIENT and CONSULTANT. The terms of the Software Maintenance will be in accordance with mutually agreed upon maintenance provisions to be added at a later date.

14. WARRANTY AND DISCLAIMER: CONSULTANT warrants that for 90 days after the Installation Date (i) any Hardware which is procured for CLIENT by CONSULTANT will be free from defects in materials and workmanship, (ii) any Software which is procured for CLIENT by CONSULTANT will perform substantially in compliance with the Documentation provided by CONSULTANT and (iii) the system integration will meet the requirements contemplated by the Scope of Work, if any, as demonstrated by the successful completion of the mutually agreed upon acceptance criteria.

     CONSULTANT MAKES NO OTHER WARRANTIES OF ANY KIND EITHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT BY WAY OF LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE HARDWARE, SOFTWARE, DOCUMENTATION, TECHNICAL INFORMATION, AND TECHNICAL ASSISTANCE PROVIDED BY CONSULTANT PURSUANT TO THIS AGREEMENT.

15. LIMIT OF LIABILITY: CONSULTANT's liability in respect to services and materials provided under this Agreement shall be limited to claims directly attributable only to the failure of CONSULTANT's agents or employees to exercise the degree of skill and performance normally exercised by duly qualified persons performing similar functions. The amount of CONSULTANT's liability shall not exceed $10,000,000. IN NO EVENT SHALL CONSULTANT, ITS EMPLOYEES, OFFICERS, OR AGENTS BE LIABLE FOR LOSS OF EARNINGS, LOSS OF PROFITS, LOSS OF INTEREST, , OR ANY OTHER SPECIAL, INDIRECT, OR CONSEQUENTIAL DAMAGE, HOWEVER CAUSED.

16. NEGLIGENCE: Each party shall be responsible for willful misconduct and negligent acts or omissions of its agents and employees. Each party shall indemnify, hold harmless, and defend the other from and against all liabilities for bodily injury and property damage caused by the willful or negligent act or omission of the indemnifying party or its agents or employees. This Section shall survive termination or expiration of this Agreement for any reason.

17. LIMITATION OF REMEDIES: CONSULTANT's entire liability and the CLIENT's exclusive remedy, in respect to services and materials provided under this Agreement with the exception of the Indemnity Agreement in paragraph 18, shall be that CONSULTANT will, pursuant to applicable maintenance provisions, restore the Hardware to working order if it should fail due to defects in materials and


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workmanship and correct the Application Software if it should fail to substantially conform to the Documentation provided by CONSULTANT, during the period in which CONSULTANT is providing maintenance services in accordance with Sections 13 and 14 herein. However, if CONSULTANT is unable to cure such defects, as CLIENT's exclusive remedy, CONSULTANT will grant CLIENT a refund for the Hardware and/or Application Software involved, based upon its five-year straight line depreciated value over the life of the product.

     17.1 Under this Section 17, CONSULTANT's entire liability for damages for any cause whatsoever, and regardless of the form of action, shall be limited to CLIENT's actual direct damages not to exceed the amount paid to CONSULTANT under this Agreement for the specific item that caused the damage or that is the subject matter of, or is directly related to, the cause of action. This limitation is not applicable to claims for patent, copyright and trade secret infringement which claims are covered by Section 18.

18. PATENTS, TRADEMARKS AND TRADE SECRET INFRINGEMENT INDEMNITY: CONSULTANT shall defend, at its expense, any action brought against CLIENT to the extent that it is based upon a claim that any Hardware, Software, or Documentation infringes a patent, copyright, or violates any third party trade secret or proprietary right and shall pay all costs and damages finally awarded against CLIENT, provided that CONSULTANT is given prompt written notice of such claim and is given information, reasonable assistance, and sole authority to defend or settle the claim.

     18.1 If any such action is brought, or in CONSULTANT's opinion is likely to be brought, then CONSULTANT may at its election (i) obtain for CLIENT the right to continue using the Hardware, Software, or Documentation;
          (ii) replace or modify such so that it becomes noninfringing; or,
          (iii) if such remedies are not reasonably available, accept CLIENT's return of the Hardware, Software, or Documentation, and grant CLIENT a refund for the Hardware, Software, or Documentation involved.

     18.2 CONSULTANT shall have no obligation under this Section if the alleged infringement or violation is based upon the use of the Hardware, Software or Documentation in combination with other hardware, software, or documentation not furnished by CONSULTANT or if such claim arises from CONSULTANT's compliance with CLIENT's designs, specifications, or instructions, or from CLIENT's modification of the Hardware, Software, or Documentation.

     18.3 CONSULTANT shall have no liability for infringement of patents, copyrights, or violation of trade secrets or proprietary rights except as expressly provided in this Section.

19. TERMINATION: If either party shall at any time commit any material breach of any covenant, or warranty under this Agreement (other than a breach of Section
9), and (i) shall fail to cure such breach within thirty (30) days of written notice of such breach or (ii) if it is not curable within thirty (30) days of written notice, shall fail to diligently commence to cure it within thirty (30) days of notice, the defaulted party may at its option and in addition to any other remedies to which it is entitled, terminate this Agreement by written notice.

     19.1 Except as may be prohibited by the U.S. bankruptcy laws, in the event of either party's insolvency or inability to pay debts as they become due, voluntary or involuntary bankruptcy proceedings by or against a party hereto, or appointment of a receiver or assignee for the benefit of creditors, the other party may terminate this Agreement by written notice.


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     19.2 CONSULTANT reserves the right to terminate this Agreement upon written notice to CLIENT if CLIENT fails to make full payment of any invoice or portion of any invoice not in dispute within seventy (70) days from date of invoice.

     19.3 All license rights granted for which CLIENT has not paid in full shall cease upon any termination or cancellation of this Agreement. Within fifteen (15) days after termination of the license rights granted herein, or termination or cancellation of this Agreement for any reason, CLIENT agrees to certify to CONSULTANT in writing that the original and all copies of the Software and Documentation, in any form, have been destroyed.

     19.4 This Agreement may be terminated in whole or in part by the CLIENT for the CLIENT's convenience, provided that the CONSULTANT is given 1) not less than thirty (30) days written notice by certified mail, return receipt requested, of the CLIENT's intent to terminate and 2) an opportunity for consultation with the CLIENT prior to termination. If this Agreement is terminated for convenience, CONSULTANT will be paid its actual incurred fees and legally committed accrued costs, determined in accordance with generally accepted accounting principles consistently applied, provided that if compensation under this Agreement is on a Time and Materials basis, CONSULTANT will be compensated at the current CONSULTANT established billing rates for the time spent and materials purchased (or committed to be purchased) as of the date of termination plus any time reasonably required to demobilize CONSULTANT's services and the Time and Material charges associated with the termination expenses and collection thereof.

20. RISK OF LOSS. Should Hardware and/or Software initially be delivered to CONSULTANT to be used for configuration testing and development efforts the Risk of Loss during said period shall be with CONSULTANT and CONSULTANT as authorized by CLIENT to install, maintain, and request warranty remedies from the third-party Hardware or Software manufacturer during the period it is located at CONSULTANT's facility. Risk of Loss to Hardware and Software shall pass to CLIENT upon delivery of same to the CLIENT's installation site.

21. AUDIT REVIEW. CLIENT or its designated representative shall have access to CONSULTANT's records maintained pursuant to this Agreement at the CLIENT's premises or at CONSULTANT's regular place of business during normal business hours to review, audit, and verify any information connected with this Agreement required by CLIENT to determine the costs associated with non-fixed price Work or cancellation of Work in progress, or to evaluate and monitor quality assurance programs. CLIENT shall not have a right to audit in connection with cost associated with (1) the firm portion of any fixed price Work, except for cancellation of Work in progress or (2) CONSULTANT's published commercial rate schedule or any agreed-upon rates for Time and Materials Work.

     Copies of any material shall be made for CLIENT at its request and reasonable costs of reproduction shall be borne by CLIENT. Access to CONSULTANT's records for the above audit purposes or for technical review purposes relative to CONSULTANT's performance of the Work under this Agreement shall be granted to CLIENT for three (3) years after acceptance of the Work or cancellation of the Agreement.

22. CONFIDENTIALITY OF INFORMATION: The parties acknowledge that in the course of this Agreement they will have access to, and/or will be in possession of, Confidential Information of the other. "Confidential Information" shall mean information regarded by that party as confidential, including, but not limited to, information relating to its past, present, or future research, development, or business affairs; future project purchases; any proprietary products, materials, or methodologies; all items prepared for and submitted to CLIENT in connection with work performed under this Agreement, including drafts


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and associated material; and any other information marked or, in the case of information verbally disclosed, verbally designated as confidential at the time of disclosure by that party.

     22.1 Each party shall hold in confidence, in the same manner as it holds its own confidential information of like kind, all Confidential Information of the other to which it may have access hereunder. Access to Confidential Information shall be restricted to those of each party's personnel with a need to know and engaged in a permitted use.. CLIENT acknowledges that it is essential that CONSULTANT maintain its business advantage with respect to competitors or would-be competitors. For this reason, CLIENT shall not engage any third-party contractor to perform any services for CLIENT which would involve such contractor receiving any confidential information involve such contractor using any licensed software provided to CLIENT under this Agreement, unless such contractor shall have been approved in writing by CONSULTANT in its sole and absolute discretion.

     22.2 The foregoing shall not prohibit or limit either party's use of information including, but not limited to, ideas, concepts, know-how, techniques, and methodologies which (i) are or become generally available to and known by the public (other than as a result of an unpermitted disclosure directly or indirectly by the receiving party hereunder or its agents, representatives, or advisors), (ii) are or becomes available to it on a nonconfidential basis from a source other than the furnishing party or its affiliates, advisors, agents, or representatives, provided that such source is not and was not bound by a confidentiality agreement with or other obligation of secrecy to the furnishing party, (iii) has already been or is hereafter independently acquired or developed by it without violating any confidentiality agreement or other obligation of secrecy to the furnishing party, or
          (iv) is required by law or regulation to be disclosed, provided, however, that it shall give the furnishing party reasonable advance notice of such requirement so that the furnishing party may seek appropriate legal relief against such disclosure.

     22.3 The parties hereto agree and acknowledge that any such Confidential Information shall be considered for all purposes confidential and privileged information under any local, state, or federal law and such Confidential Information shall not be released pursuant to any local, state or federal act, law or statute concerning "freedom of information."

     22.4 This Section shall survive termination or expiration of this Agreement for any reason.

     22.5 CLIENT acknowledges and agrees that the provisions of this Section are essential to CONSULTANT and are reasonable and necessary to protect the legitimate interest of CONSULTANT and that the damages sustained by CONSULTANT as a result of a breach of the agreements contained herein will subject CONSULTANT to immediate, irreparable harm and damage, the amount of which, although substantial, could not be reasonably ascertainable, and that recovery of damages at law will not be an adequate remedy. Therefore, CLIENT agrees that CONSULTANT, in addition to any other remedy it may have under this Agreement or at law, shall be entitled to seek injunctive and other equitable relief, to prevent or curtail any breach of any provision of this Section. CONSULTANT agrees that prior to the initiation of any legal action, including without limitation, injunctive and other equitable relief, CONSULTANT will work with CLIENT to attempt to resolve any suspected breaches in confidentiality. In the event that a breach of confidentiality is determined to have occurred, CLIENT will have ten
          (10) days to cure such breach of confidentiality prior to CONSULTANT's initiation of legal action. CLIENT waives any right to the posting of a bond in the event of an issuance of a

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          temporary restraining order, preliminary injunction, upon the issuance of said order by a court of competent jurisdiction.

     22.6 All copyright and other intellectual property rights shall belong to CONSULTANT. CONSULTANT shall be entitled to retain a duplicate set of such deliverable products for its files.

23. RETURN OF INFORMATION: Upon termination or expiration of this Agreement for any reason, both parties shall return any confidential information or proprietary information belonging to the other party which is in their possession, except that CONSULTANT shall be entitled to retain a duplicate set of any deliverable products created in connection with this Agreement.

24. GOVERNING LAW: This Agreement will be governed by the laws of the State of Iowa without regard to the conflicts of law principles of such state.

25. ENFORCEMENT EXPENSES: In the event of a breach or threatened breach of any term or provision of this Agreement, the nonbreaching party shall be entitled to all of its remedies available at law or in equity and in addition shall be entitled to be reimbursed for all of its costs and expenses in enforcing this Agreement, including, but not limited to, reasonable attorney's fees. This Section shall survive termination or expiration of this Agreement for any reason.

26. CAPTIONS AND HEADINGS: The captions and headings herein are for convenience only and in no way shall be used in the interpretation or construction of this Agreement.

27. WAIVER OF COMPLIANCE: Any failure by any party hereto to enforce at any time any term or condition of this Agreement shall not be considered a waiver of that party's right to later enforce each and every term and condition hereof.

28. NOTICES: Any notice required or permitted to be made or given to either party hereto will be sufficiently made or given on the date of receipt or on the refusal date as specified on the return receipt in the case of overnight courier or certified mail, if sent to such party at its address set forth below, or such other address as it shall designate by written notice to the other party. Notice shall be deemed given on the date of delivery in the case of personal delivery.


       IES UTILITIES INC.                            Express Delivery Address

       IES Utilities Inc.                            IES Utilities Inc.
       P.O. Box 351                                  200 First Street SE
       Cedar Rapids, IA  52406-0351                  Cedar Rapids, IA  52401

       Attn:  Harold Rehrauer, Vice President, Field Operations

       Telephone:          (319) 398-7227
       Facsimile:          (319) 398-7680



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       Convergent Group Corporation
       6200 South Syracuse Way, Suite 200
       Englewood, CO 80111

       Attn:  Mr. Barry J. Kemble, Executive Vice President

       Telephone:    (303) 741-8400
       Facsimile:     (303) 741-8401


     All notices required or permitted hereunder shall be sufficient if given in writing and if delivered personally, by overnight courier, or by certified mail, return receipt requested, postage prepaid, addressed to the CONSULTANT or CLIENT, as the case may be, at the addresses set forth above or at such other address as such party shall have designated in the manner provided in this Section. Notice shall be deemed given upon receipt, in the case of personal delivery, or on the delivery or refusal date, as specified on the return receipt, in the case of overnight courier or certified mail.

29. SEVERABILITY: If any provision of this Agreement or the application thereof to any party or circumstance shall be declared invalid, illegal, or unenforceable, the remainder of this Agreement shall be valid and enforceable to the extent permitted by applicable law. In such event, the parties shall use their best efforts to replace the invalid or unenforceable provision with provision that, to the extent permitted by applicable law, achieves the purposes intended under the invalid or unenforceable provision.

30. DISPUTE RESOLUTION ARBITRATION: Any and all disputes arising out of or in connection with the execution, interpretation, performance, nonperformance, of this Agreement or any other certificate, agreement, or other instrument between, involving, or affecting the parties (including the validity, scope, and enforceability of this arbitration agreement) shall be solely and finally settled by a single arbitrator in accordance with the Commercial Rules of the American Arbitration Association (the "Rules"); provided, however, that in the event of conflict between the Rules and the terms of this Agreement, the terms of this Agreement shall govern. The place of arbitration shall be Cedar Rapids, Iowa, and the law applicable to the arbitration procedure shall be the Federal Arbitration Act (9 USC P2). To commence arbitration of any such dispute, the party desiring arbitration shall notify the other party in writing in accordance with the Rules. In the event that the parties fail to agree on the selection of an arbitrator within fifteen (15) days after the delivery of such notice, the arbitrator shall be selected by the American Arbitration Association upon the request of either party.

     The parties agree that the award of the arbitrator shall (1) be the sole and exclusive remedy between them regarding any claims, counterclaims, or issues presented to the arbitrator; (2) be final and subject to no judicial review; and
(3) be made and shall promptly be payable in U.S. dollars free of any tax, deduction, or offset. The parties further agree that any costs, fees, or taxes incident to enforcing the award shall, to the maximum extent permitted by law, be charged against the party resisting such enforcement. The parties hereto agree that judgment on the arbitration award will be nonbinding.

     Each party shall, except as otherwise provided herein, be responsible for its own expenses, including legal fees, incurred in the course of any arbitration proceedings. The fees of the arbitrator shall be divided evenly between the parties.

     CONSULTANT shall carry on and be paid for the services not in dispute and maintain the schedule for services during any arbitration or litigation proceedings, unless otherwise agreed by CONSULTANT and CLIENT in writing.



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                                      -10-

IES Industries Inc.
Convergent Group Corporation Agreement
-------------------------------------------------------------------------------


31. SCHEDULES: The Schedules attached hereto form a part of and are incorporated herein by this reference.

    Schedule A:         Scope of Work
    Schedule B          Fixed Price Payments
    Schedule C          Billing Terms for Estimated Work
    Schedule D          Electronic Funds Transfer
    Schedule E          Certificate of Insurance
    Schedule F          Project Baseline Schedule

32. GENERAL: This Agreement, and any license granted therein, may not be assigned or transferred by CLIENT in whole or in part, either voluntarily or by operation of law, without the prior written consent of the CONSULTANT.

     32.1 Prior to delivery, CONSULTANT reserves the right, at no additional charge to CLIENT, to make substitutions and modifications in the design and/or specifications of Hardware, Software or Documentation provided hereunder; provided that such substitutions or modifications do not materially and adversely affect performance or function and CONSULTANT obtains CLIENT agreement to the substitution prior to the substitution taking place.

     32.2 It is understood that at times unavoidable delays result from causes which may reasonably be presumed to be beyond the control of CONSULTANT, such as: Acts of providence, floods, fortuitous events, unavoidable (from the standpoint of CLIENT) accidents, riots, strikes, and lock outs. Should the progress of the Work (including delivery of equipment, goods and materials) be or seem to be delayed at any time for such causes, CONSULTANT shall at once notify CLIENT in writing of the occurrence, in order that a record of the same may be made. Should it be decided by CLIENT that the delay was unavoidable, a corresponding extension of time for the completion of the Work may be allowed by CLIENT not to exceed the actual number of days such unavoidable delays accrued, but it is distinctly understood that should CONSULTANT fail or neglect to notify CLIENT as above provided, such omission shall be construed as a waiver of all claims and rights to extension of time for the completion of the Work on account of such delays. Both parties shall in good faith use such effort as is reasonable under all the circumstances known to that party at the time to remove or remedy the cause(s) and mitigate the damages.

     32.3 The parties have agreed that this contract may be amended at a future date to include an incentive compensation provision.

     32.4 Neither party shall issue any news release, public announcements, or advertisements of any portion of the content of this Agreement without the other party reviewing such announcement prior to such release.

     32.5 No action, regardless of form, may be brought by either party after the Iowa Statute of Limitations on such action has expired.

     32.6 CLIENT agrees that it will not export outside of the United States of America any Hardware, Software or Documentation provided hereunder without the express written prior consent of CONSULTANT.

     32.7 Time is of the essence in this contract.



Proprietary and Confidential                                       UGC/FGM1034P
                                      -11-

IES Industries Inc.
Convergent Group Corporation Agreement
-------------------------------------------------------------------------------


     32.8 This Agreement and the Schedules hereto constitute the entire agreement between the parties and shall supersede all proposals or prior agreements, oral or written, and all other communications between the parties relating to the subject matter of this Agreement. If CLIENT issues a purchase order, memorandum or other instruments covering the goods or services provided under this Agreement, it is agreed that such document is for CLIENT's internal purposes only unless it is accepted in writing by CONSULTANT, in which case all terms and conditions contained therein which are additional to or inconsistent with this Agreement shall be of no force and effect. The Agreement shall not be varied other than by an instrument in writing of subsequent date hereto, executed by the duly authorized representatives of both parties. The Agreement shall be construed in accordance with, and its performance governed by the laws of the State of Iowa excluding its laws on conflict of law.


     IN WITNESS WHEREOF, the parties have executed this Agreement effective the 21st day of August 1996.

IES INDUSTRIES INC.

By:   /s/ LEE LIU
   ------------------------------------------

Name:     Lee Liu

Title:    Chairman of the Board, President & Chief Executive Officer

Address:  200 First Street SE

City:     Cedar Rapids              State: IA                Zip Code: 52401



CONVERGENT GROUP CORPORATION

By:  /s/ GLENN E. MONTGOMERY
   --------------------------------------------(Authorized Signature)

Name:    Glenn E. Montgomery

Title:   CEO

Address: 6200 S. Syracuse Way, Ste. 222

City:    Englewood                 State:  CO                Zip Code:  80111




Proprietary and Confidential                                       UGC/FGM1034P

                                                                   EXHIBIT 10.18



SCHEDULE A: SCOPE OF WORK


The scope of work for IES Industries Inc. and its subsidiary IES Utilities, hereinafter called IES, is to support the IES Vision IMPACT project. The scope presented herein discusses the tasks that will be used to manage the development and implementation of strategic systems and applications to support IES' corporate business objectives. Work Management System (WMS), Distribution Management System (DMS), Automated Mapping/Facilities Management/Geographic Information System (AM/FM/GIS), and Computer Aided Dispatch/Mobile Data Terminal (CAD/MDT) applications will be developed in synchronization with a fast-track network conversion to support IES' need for full production Rapid Response, T & D Planning, Maintenance, and Construction systems. Integration with gas and electric network analysis software, in support of System Planning, is also included as a project deliverable. The systems will be implemented in phases that include a demonstrable Proof-of-Concept capabilities phase to verify the systems' usefulness and functionality, a core functionality production phase to roll out core system functionality, and an extended functionality phase to provide additional non-core functionality. Convergent Group proposes a scope of work consisting of the following 13 major tasks and assumption section.


TASK 1: PROJECT MANAGEMENT AND SYSTEMS INTEGRATION CONSULTING
--------------------------------------------------------------------------------

Convergent Group will perform the role of owner's representative and General Project Manager and Integration Consultant on IES' System Integration project.

Convergent Group will begin by finalizing the detailed project work plan and the project work schedule with the IES Project Manager and subcontractors. Convergent Group will assist in establishing individual start-up assignments, participation requirements, and project control/review/approval procedures. Along with the IES Project Manager, Convergent Group will refine monthly the detailed project implementation schedule that will serve as a guide for the remainder of the project planning and work completion process.

Convergent Group will provide ongoing project management and coordination, including vendor coordination and management, day-to-day support, scheduling of project meetings with the Project Team or vendors, status reports, and other project management/support activities. Convergent Group will share

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Vision IMPACT Project

SCHEDULE A: SCOPE OF WORK

project plan and schedule updates with the IES Project Team on a regular basis to support internal project management efforts.

Task 1 will include the following activities to support deliverables:

o        Define Denver to Cedar Rapids communications link requirements

o        Start-up assignments

o        Participation requirements

o        Vendor accounting and billing

o        Project coordination and management

o        Vendor coordination and management

o        Maintenance of project work plans and schedule

o        Ongoing professional assistance

o        Biweekly progress reports and monthly review meetings with the IES
         Project Team

o Quarterly executive review meetings with IES and vendor senior management

DELIVERABLE PRODUCTS FOR TASK 1

o        Kickoff meeting

o        Biweekly and monthly status reports

o        Quarterly project sponsor status briefings

o        Ongoing project management support

o        Ongoing vendor management

o        Monthly project schedule updates

o        Requirements for Denver to Cedar Rapids communications link


TASK 2: EMPLOYEE COMMUNICATIONS
--------------------------------------------------------------------------------

Convergent Group's experience with large systems integration projects has shown that user community involvement early in the process is key to employee acceptance and to the ultimate success of the project. Our communications professionals will meet with IES to develop the Employee Communications Program, which will include the following activities.

o        CONDUCT INTERVIEWS AND RESEARCH

Convergent Group will interview selected members of the IES Project Team, the Manager of Communications, and the Manager of Human Resources to ascertain communications requirements during the project. Convergent Group will also evaluate current


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                                                           Vision IMPACT Project

                                                       SCHEDULE A: SCOPE OF WORK


         IES communications vehicles for appropriate use in conveying information about Vision IMPACT to target audiences.

o        FORM COMMUNICATIONS TEAM

         Convergent Group will work with IES to identify a Communications Team of two key IES representatives, including a representative of the IES Communications Department and a designated member of the Project Team, to work with Convergent Group and to facilitate the Vision IMPACT project's ongoing employee communications activities.

o        DEVELOP EMPLOYEE COMMUNICATIONS PROGRAM

         Using the information gathered during the previous subtasks, Convergent Group will develop an Employee Communications Program for the duration of the Vision IMPACT project. Included in the program will be key project messages, target audiences, specific communications vehicles and tactical activities, a timeline, and an evaluation component.

o        MANAGE IMPLEMENTATION OF EMPLOYEE COMMUNICATIONS PROGRAM

         Upon IES approval of the program, Convergent Group will manage and advise the IES Communications Team on program implementation. The IES team will perform all internal activities associated with the program implementation. Convergent Group will convene on-site for monthly meetings with the IES Communications Team to discuss ongoing program strategy. Convergent Group will provide action item reports from these monthly meetings and quarterly status reports of the Employee Communications Program.

DELIVERABLE PRODUCTS FOR TASK 2

o        Employee Communications Program Report

o Employee Communications Program implementation management and advisement

o        Monthly meetings

o        Quarterly status reports


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IES                             CONVERGENT GROUP                             A-3
Vision IMPACT Project

SCHEDULE A: SCOPE OF WORK


TASK 3: MANAGEMENT OF HARDWARE PROCUREMENT
--------------------------------------------------------------------------------

Convergent Group will define the minimum detailed hardware requirements and specifications for all hardware to support each phase of development and rollout. Convergent Group will work closely with IES to comply with the existing IES hardware infrastructure and standards. Hardware vendor contracts will be negotiated and executed by IES. IES will work closely with Convergent Group to optimize the use of currently existing hardware and vendor purchase agreements; to support effective delivery and configuration; and to establish an effective parallel hardware configuration at Convergent Group office for efficient system development and trouble shooting.

DELIVERABLE PRODUCTS FOR TASK 3

o        Hardware configuration specifications for each phase of system


TASK 4: MANAGEMENT OF SOFTWARE PROCUREMENT
--------------------------------------------------------------------------------

Convergent Group will define the detailed software licensing requirements and specifications to support each phase of development and rollout, draft and implement all software vendor contracts and purchase orders, and purchase the AM/FM/GIS, CAD/MDT, DMS, and WMS software as specified in the Strategic Implementation Plan. Convergent Group will work closely with IES to comply with existing IES software standards. Software vendor contracts negotiated by Convergent Group will include license acquisition, implementation services (if required), and maintenance. Convergent Group will work closely with IES to optimize the use of currently existing software and vendor purchase agreements for RDBMS and OS software.

DELIVERABLE PRODUCTS FOR TASK 4

o        Configuration specifications for each phase of system

o        Vendor contract negotiations and management

o        Software license agreements

o        Software maintenance agreement


TASK 5: DATA MODELING
--------------------------------------------------------------------------------

The data modeling task will consist of all activities required to design and implement a data model to support the IES Vision IMPACT project. The data designs for each core application that


--------------------------------------------------------------------------------
A-4                             CONVERGENT GROUP                             IES
                                                           Vision IMPACT Project

                                                       SCHEDULE A: SCOPE OF WORK


are part of the Convergent Group integrated product suite, except AM/FM/GIS, are expected to vary little from the core product specifications in order to keep implementation costs and schedule times to a minimum and to meet the proposed schedule. Convergent Group and IES will work diligently to adapt to the core product models, where possible, to accommodate the IES business process. The task is divided into three basic groups of activities: conceptual/logical data modeling, physical data modeling, and global system architecting.

o        CONCEPTUAL/LOGICAL DATA MODELING

         The combined conceptual/logical (herein referred to as logical) database design provides one data model that will address functionality across the entire Vision IMPACT product suite, and it describes the overall logical structure of an organization's data, independent of the specific database platform. Convergent Group's data modeling methodology defines the logical model as including the entities, the relationships between the entities, and the descriptions and primary keys for the entities. The logical database model (LDM) builds upon these relationships to create attribute, domain, annotation, and spatial placement specifications (if applicable); to determine integrity constraints; to map to applications; and to document data privileges and responsibilities. Convergent Group and IES need to work diligently at adapting to the core product logical models. In fully developing the LDM, Convergent Group will perform the following activities to support the deliverables:

      -  Review and refine IES integrated system requirements

      -  Review product database designs for applicability

      -  Collect IES symbology specifications

      -  Review draft LDM with IES

o        PHYSICAL DATA MODELING

         Convergent Group will provide a detailed physical database model (PDM) by transforming the LDM into a physical representation of the data specifying table and column names, data types, file and record formats, and indices as required by IES' platform. The PDM will identify the relationships and constraints to be maintained by the database and those to be implemented in selected applications.

         Convergent Group will generate a draft PDM and conduct an on-site workshop with the IES Project Team to comprehensively

--------------------------------------------------------------------------------
IES                             CONVERGENT GROUP                             A-5
Vision IMPACT Project

SCHEDULE A: SCOPE OF WORK


         review the PDM. The final PDM will be supplied to IES in a mutually acceptable format to accommodate long-term data model maintenance.

o        GLOBAL SYSTEM ARCHITECTURE

         As part of the global system architecture design, Convergent Group will define the design and architecture of the proposed hardware and software technologies (to support the integrated suite only). Workshops and teleconferences will be utilized as necessary to complete the global architecting, Tasks include the following:

       - Refine current business process/integrated system model

       - Resolve process model issues identified during the SIP workshop

       - Define data distribution requirements

       - Define security requirements

       - Refine system architecture

       - Develop the data communications plan, including:

         -  Local communications requirements

         -  Remote access requirements

         -  Outside access requirements

         -  Infrastructure plan

       -  Finalize configuration design document

         As part of developing a map of the system architecture illustrating the physical connectivity between components, Convergent Group will identify hardware/software components, develop a computer system network diagram, and develop a logical architecture diagram illustrating functionality.

DELIVERABLE PRODUCTS FOR TASK 5

o Workshop to refine mapping of integrated suite applications to processes

o        Draft LDM for integrated suite

o        Final logical database model

o        Physical database model

o        Physical model review workshop

o        Global system architecture document

--------------------------------------------------------------------------------
A-6                             CONVERGENT GROUP                             IES
                                                           Vision IMPACT Project

                                                       SCHEDULE A: SCOPE OF WORK



TASK 6: DEVELOPMENT OF VISION IMPACT ASSET DATABASE
--------------------------------------------------------------------------------

Convergent Group will construct the IES Vision IMPACT project asset database by managing and coordinating the IES Vision IMPACT project full implementation data conversion activities. For the geographical data, activities will range from developing a conversion plan with IES to delivering the completed, quality-assured production data delivery as specified in the Strategic Implementation Plan. For the data to support other systems, Convergent Group will assist IES in designing the data and managing the creation of the data in accordance with schedule requirements. Data will consist of employees, contractors, materials, standard designs, work type definitions, and other nongraphic data required to support the applications. All data conversion and creation will be implemented in a pilot and production phase. The pilot phase is used to identify any problems or oversights in the data model, data sources, and conversion process in supporting the IES business process.

The following activities apply to AM/FM/GIS data only.

o        DEVELOP DETAILED CONVERSION SPECIFICATION

         Convergent Group will begin by detailing a plan to serve as a guideline during all conversion activities. Items that will be addressed in the plan and subsequent specification include the following;


     - Acquisition of landbase data sets from external agencies or new digital orthophotography to augment existing landbase data in densely populated areas. This is assumed to be an area of up to 320 square miles with a landbase acquisition cost of $180,000 included in the fixed fee.

     -   Field inventory plan

     -   Data source matrix

     -   Accuracy requirements

     -   Deliverable products

     -   Schedule for data conversion

     -   Optimal data conversion methodology and strategy

--------------------------------------------------------------------------------
IES                             CONVERGENT GROUP                             A-7
Vision IMPACT Project

SCHEDULE A: SCOPE OF WORK

o        DEVELOP SYMBOLOGY, ANNOTATION, AND PLACEMENT SPECIFICATIONS

         As a part of the conversion specification, Convergent Group will develop graphic symbology, annotation, and placement specifications based on the hybrid North Zone/South Zone symbol set that has already been developed at IES. Further refinement of the hybrid symbol set may require considerable input and assistance from IES mapping experts. The symbol set will be produced in accordance with the physical data model
         (PDM) developed under Task 5.

O        DEVELOP SCRUB AND CONTROL PROCEDURES

         Convergent Group will develop a Scrub and Control Procedures Manual (documentation and data preparation prior to conversion), outlining the scrub requirements for the integrated system pilot project.

         IES will be responsible for performing the necessary data scrub.

o        DEVELOP QUALITY ASSURANCE/QUALITY CONTROL (QA/QC) PROCEDURES

         Convergent Group will develop a detailed Data Conversion Acceptance Testing Procedures Document. This document will serve as a handbook for staff performing the actual acceptance testing. The document will also communicate to the data conversion contractor the procedures being used by IES to ensure quality data conversion. The document will evolve to match changes in data conversion procedures and specifications and will include specific sections for landbase and facilities data types. Convergent Group will also identify critical and non-critical error types and acceptance and rejection criteria for visual inspection of delivered conversion products. Convergent Group will review the QA procedures with the Project Team and work with the Team to manually check data to assure quality.

O        DEVELOP QA/QC SOFTWARE

         Convergent Group will develop software to support the QA/QC testing. The software will perform checks to ensure the converted data's conformance to valid values, ranges of values, and data types. This software will be developed under the development release methodology discussed in Task 8.

--------------------------------------------------------------------------------
A-8                             CONVERGENT GROUP                             IES
                                                           Vision IMPACT Project

                                                       SCHEDULE A: SCOPE OF WORK


o        CONDUCT QA/QC TESTING ON DELIVERED DATA

         Convergent Group will take delivery of the converted data for the project, log and track data deliveries, and conduct quality assurance/acceptance testing on the delivered data in accordance with IES' Data Conversion Acceptance Testing Procedures. Convergent Group will perform both manual and simple workstation procedures during the project for QA/QC checking of delivered digital graphic data and nongraphic (attribute) data. Convergent Group will ensure all converted data is loaded correctly into IES' database.

         For the pilot, Convergent Group will perform quality checks on 100 percent of the data. Subsequent to the pilot, Convergent Group will employ a statistical sampling method to check the data at a mutually acceptable sampling level. Acceptance or rejection will be based on a sample of the data rather than checking 100 percent.

         Quality assurance and acceptance testing will be conducted on both the landbase and facilities data including the data that is migrated from CableCad. Convergent Group will document in matrix format every decision and assumption used in the QA/QC process for each data element.

         Subsequent to performing the QA testing on the first delivery of data, Convergent Group will conduct an on-site meeting at IES with the conversion contractor to discuss the results of the initial testing and provide guidance for the conversion of the remaining data. This meeting will serve as an opportunity for IES staff to give approval on the conversion process and the hardcopy appearance of the maps.

         Though Convergent Group will work diligently to assure delivery of a quality AM/FM/GIS database, the responsibility for final data review and approval lies with the experts at IES who are most familiar with the facilities information, Additionally, IES must understand that the conversion process will not fix incorrect data; the process will, however, work toward achieving the accurate transfer of source data into the target AM/FM/GIS database.

o        CONVERT LAND AND FACILITIES

         Convergent Group will contract with the necessary contractor(s) to provide the land and facilities conversion of IES' pilot and full production areas. Convergent Group will manage the conversion contractor(s) to assure successful delivery within the allotted time,


--------------------------------------------------------------------------------
IES                             CONVERGENT GROUP                             A-9
Vision IMPACT Project

SCHEDULE A: SCOPE OF WORK


         as well as to provide QA/QC data checking. Convergent Group will monitor and evaluate the conversion contractor's processes and procedures to ensure compliance with the conversion specifications.

o        CONDUCT CONTRACT NEGOTIATIONS WITH CONTRACTORS

         Convergent Group representatives will conduct contract negotiations with the conversion contractor(s). This process will ensure that IES' requirements are fully addressed in the contracts/specification documents.

o        REVISE PROPOSED PROCEDURES IMPLEMENTED DURING PILOT

         After the pilot conversion, Convergent Group will update/finalize all of the proposed procedures implemented during the pilot, including the scrub, QA/QC, and data delivery procedures. Convergent Group will also, as a development release in Task 9, create more complex data integrity software specifications and develop the QA software to be used at the workstation by Convergent Group and IES when performing QA/QC tests as specified in the conversion specification.

o        PROVIDE ONGOING CONVERSION CONTRACTOR MANAGEMENT AND DATA DELIVERY

         Convergent Group will continue to provide all conversion contractor management and coordinate data delivery, acceptance, and QA/QC of data with the IES Project Team as specified in the conversion specification. Convergent Group will not make data available for production use at IES until it has passed QA/QC checks by Convergent Group and IES QA/QC staffs.

         For the non-AM/FM/GIS data required to support the other products in the integrated suite (e.g., compatible units for WMS), Convergent Group will assist in designing the data where applicable and managing the data creation to keep the project on schedule. IES project team expertise and staff will be required to create and maintain the data.

--------------------------------------------------------------------------------
A-10                            CONVERGENT GROUP                             IES
                                                           Vision IMPACT Project

                                                       SCHEDULE A: SCOPE OF WORK


DELIVERABLE PRODUCTS FOR TASK 6 (APPLIES TO AM/FM/GIS DATA)

o    Data conversion specification including:

         -  Field data collection specification (if necessary)

         -  Symbology, annotation, and placement specification

o    Scrub and Control Procedures Manual (pilot and production)

o Data Conversion Acceptance Testing Procedures Document (pilot and production)

o    QA/QC software (development release under Task 8)

o Manual and automated data quality assurance checks on 100 percent of pilot data

o Manual and automated data quality assurance checks on samples of production-area data

o    Pilot data installations on IES' system

o    Production data installations on IES' system

o    Contracts negotiation and implementation

o    Ongoing conversion contractor management

o    Converted pilot land and facilities network

o    Converted production land and facilities network

o Management of nongeographic data creation activities (e.g., compatible units for WMS)


TASK 7: DATA MIGRATION
--------------------------------------------------------------------------------

Convergent Group will migrate all current CableCad data into the data model defined in Task 5 on the GDS platform. This data migration will be performed based on a Convergent Group developed detailed plan for migrating the existing graphic and nongraphic AM/FM/GIS data in CableCad format to the Convergent Group suite of applications.

DELIVERABLES PRODUCTS FOR TASK 7

o    Data migration plan

o    Assist IES in developing the CableCad retirement plan

o    Current CableCad data migrated to new data model on GDS platform


--------------------------------------------------------------------------------
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
SCHEDULE A: SCOPE OF WORK


TASK 8: PROOF-OF-CONCEPT CORE PRODUCT CONFIGURATION AND INTEGRATION
--------------------------------------------------------------------------------

The Proof-of-Concept (POC) core product configuration and integration task will perform all the activities associated with making POC product and integration functionality available to IES users for review. Development in this phase will consist mainly of product configuration and minor customization as well as some integration functionality. Product customization must be kept to a minimum to meet the project schedule. The functionality provided will be considered pre-production state; production state functionality will be delivered in Task
9. POC applications and integration will provide the core functionality, or a subset of all functionality of the integrated suite, that will work on most data or business scenarios. The characteristic that makes this development POC level functionality is that most, but not all, business or data scenarios will be handled appropriately by the functionality developed by this task. The applications will be completed, or "productionized," during Task 9. Key goals of the POC system are to rapidly provide user input into the capability of the application to support the IES business process and to identify unique IES business scenarios or data instances that need to be addressed by the application as well as accommodate the input of IES-created data such as standard designs.

o        DEVELOPMENT RELEASES

         The process by which Convergent Group and IES will prioritize and define the functionality to be delivered in the POC phase will be through the use of development releases. Development releases are small-scale scopes of work for applications or modules within applications. They are a necessity to rapid implementation because they do not require that all detailed specifications be done before beginning development. Development releases also allow greater development flexibility in prioritizing application development by incorporating user feedback and modifications during the development process before a great deal of development dollars are spent on low priority functionality. Based on Convergent Group experience, the development pool of dollars ESTIMATED to be adequate to fund all required development activities is established and drawn upon by IES for applications development and integration. This allows IES to evaluate all incremental development from a cost-benefit standpoint.

--------------------------------------------------------------------------------
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                                                           Vision IMPACT Project

                                                       SCHEDULE A: SCOPE OF WORK

o        DEVELOPMENT PROCESS

         All development, whether it be configuration, customization, applications development, or integration as a part of Tasks 8, 9, or 10, will be performed or managed by Convergent Group and will follow the same process as described below:

1. Convergent Group and IES will draft a development release specifying the scope, design, and fixed fee of the development to be delivered,

2.       IES will authorize construction to proceed.

3.       Code development will begin.

4. IES will review prototype development with Convergent Group in a one- to two-day workshop (typically 1 to 3 months after code development begins).

5.       Application code development will continue based on IES review.

6. Convergent Group will perform code testing (unit testing) and system level testing prior to delivery. This will assure that the application performs to the test criteria specified in the development release document.

7.       Application will be delivered to IES for testing and acceptance (Task
         12).

         The POC development will also result in modifications and enhancements to the applications and integration that will be developed as a part of Task 9 development releases.

o        POC FUNCTIONALITY EXPECTED TO BE AVAILABLE IN THIS PHASE

         While the functionality delivered is ultimately determined by IES through development release authorizations, the specific applications and integration that would be reasonably expected to be developed for the POC phase would include the following functionality at a POC level. Some of these functions may overlap, and certain components must reside in multiple places. In cases where functionality is denoted as a sample subset, one or two samples will be provided.



--------------------------------------------------------------------------------
IES                             CONVERGENT GROUP                            A-13
Vision IMPACT Project

SCHEDULE A: SCOPE OF WORK

AM/FM/GIS (POC)

Automated Mapping (POC)

o        Landbase Maintenance

o        Facilities Maintenance

o        Standard Map Creation (sample subset - expanded in subsequent phase)

o        Ad Hoc Map Creation

o        Appended Image Viewing

Facilities Queries (POC)


o        Query and Locating

o Standard Report Generation (sample subset - expanded in subsequent phase)

Work Design (POC)


o        Job Design

o        As-Built Information Posting

o        Construction Print Generation

QC Tools (POC)

o        Data Integrity Checks (sample subset - expanded in subsequent phase)

DMS (POC)

Outage Management (POC)

o        Outage Analysis

o        Add, Change, and Merge Outages

o        Outage Reports/Graphics (sample subset)

o        Outage Status

o        Outage Notification/Callback Lists

Distribution Operations (POC)

o        Identify Key/Critical Customers

o        Abnormal Configuration Display

CAD/MDT (POC)

Order Scheduling and Planning (POC)

o        Workload Resource Analysis

o        Appointment Scheduling/Tracking


--------------------------------------------------------------------------------
A-14                            CONVERGENT GROUP                             IES
                                                           Vision IMPACT Project

                                                       SCHEDULE A: SCOPE OF WORK

Dispatching (POC)

o        Order Dispatch

o        Workload View/Adjustment

o        Field Status

Order Management (PQC)

o        Job Summary

o        Order Detail

o        Order Status

o        Order Completion/Amendment

Communications (POC)

o        Public RF network (to be provided by IES)

WMS (POC)

Work Initiation (POC)

o        Work Order Creation

o        Work Requirements

Work Estimating (POC)

o        Job Cost Estimating

o        Bill of Materials Generation

Work Scheduling (POC)

o        Workload Planning

o        Work Request Scheduling

Work Tracking (POC)

o        Job Status Query/Display

Work Closing (POC)

o        As-Built Information Posting

o        Completion Audit

o        Unitization

INTEGRATION (POC)

o        CIS to AM/FM/GIS

o        Call Center to CAD (work request information-nonoutage)

o        Call Center to DMS (outage customer ID)


--------------------------------------------------------------------------------
IES                             CONVERGENT GROUP                            A-15
Vision IMPACT Project

SCHEDULE A: SCOPE OF WORK

o        DMS to Call Center (outage status)

o        WMS to AM/FM/GIS (work requests and status)

o        AM/FM/GIS to WMS (design data)

o        AM/FM/GIS to WMS (as-built data)

o        CAD to DMS (crew assigned/location)

o        CAD to WMS (new work request for design-if managed in both systems)

o        WMS to MMIS (material needs)

o        MMIS to WMS (material items lists and costs)

o        AM/FM/GIS to DMS (landbase and facilities)

o        CAD to Call Center (scheduling opportunities)

DELIVERABLE PRODUCTS FOR TASK 8

o POC phase development releases for all applications and integration (refer to the schedule for estimated completion dates)

o POC-level core products configuration for AM/FM/GIS, DMS, CAD, WMS (refer to the schedule for estimated completion dates)

o POC-level minimal core product customization for AM/FM/GIS, DMS, CAD, WMS (refer to the schedule for estimated completion dates)

o POC-level highest priority application development for AM/FM/GIS, DMS, CAD, WMS (refer to the schedule for estimated completion dates)

o POC-level integration (refer to the schedule for estimated completion dates)

TASK 9: POC PRODUCT AND INTEGRATION REFINEMENTS FOR PRODUCTION USE
--------------------------------------------------------------------------------

The POC product and integration refinements for the production use phase will take all IES requested development performed in Task 8 to a production state, Based on the feedback provided by users from their use of the POC level functionality, IES and Convergent Group will work together to define and Convergent Group will draft the development releases associated with refining, enhancing, and "productionizing" previous application and integration development.


--------------------------------------------------------------------------------
A-16                            CONVERGENT GROUP                             IES
                                                           Vision IMPACT Project

                                                       SCHEDULE A: SCOPE OF WORK


o        DEVELOPMENT RELEASES

         As described in Task 8 in greater detail, the process by which Convergent Group and IES will prioritize and define the modifications, enhancements, or "productionizing" requirements for production use of the system will be through the use of development releases.

o        DEVELOPMENT PROCESS

         All development included in this task will be performed or managed by Convergent Group and will follow the process as described in Task 8.

         Based on Convergent Group experience, the production development will probably result in application enhancements and totally new functionality that could be developed as a part of Task 10 development releases.

o        FUNCTIONALITY EXPECTED TO BE AVAILABLE IN THIS PHASE

         While the functionality delivered is ultimately determined by development release authorizations by IES, the specific applications and integration that would be reasonably expected to be developed for the production phase are expected to include the same functionality provided by Task 8, except that the functionality would be completed, or productionized in Task 9. Thus, the list of functionality would be the same as described in Task 8.

DELIVERABLE PRODUCTS FOR TASK 9


o Production phase development releases for all applications and integration (refer to the schedule for estimated completion dates)

o Production-level core products configuration refinements for AM/FM/GIS, DMS, CAD, WMS (refer to the schedule for estimated completion dates)

o Production-level core product customization refinements for AM/FM/GIS, DMS, CAD, WMS (refer to the schedule for estimated completion dates)

o Production-level application development for AM/FM/GIS, DMS, CAD, WMS (refer to the schedule for estimated completion dates)

o Production-level integration with gas and electric network analysis software (refer to the schedule for estimated completion dates)



--------------------------------------------------------------------------------
IES                             CONVERGENT GROUP                            A-17
Vision IMPACT Project

SCHEDULE A: SCOPE OF WORK

o Production-level integration (refer to the schedule for estimated completion dates)

TASK 10: EXTENDED PRODUCTION AND INTEGRATION FUNCTIONALITY DEVELOPMENT
--------------------------------------------------------------------------------

The extended production and integration functionality development results from user interaction with the core production system and noncore functionality that typically involves special interfaces with other legacy systems. Once users get accustomed to the information available to them as a result of the integrated suite, they become a source for new application ideas to enhance their personal performance and drive the extended development phases.

o        DEVELOPMENT RELEASES

         As described in Task 8 in greater detail, the process by which Convergent Group and IES will prioritize and define the functionality to be delivered in the extended functionality phase will be through the use of development releases.

o        DEVELOPMENT PROCESS

         All development will be performed or managed by Convergent Group and will follow the same process as described in Task 8. The extended development may result in other functionality development that will have to be evaluated against the development pool funds that remain available.

o        FUNCTIONALITY EXPECTED TO BE AVAILABLE IN THIS PHASE

         While the functionality delivered is ultimately determined by development release authorizations by IES, the specific product application enhancements developed for the extended phase are more difficult to predict and will be defined as the implementation proceeds. Additional application and integration refinements and development are expected to include the following (some may be provided via core product software upgrades):

ADDITIONAL AM/FM/GIS

Facilities Queries

o        Historical As-Built Drawing Review

o        Network Analysis Data Preparation


--------------------------------------------------------------------------------
A-18                            CONVERGENT GROUP                             IES
                                                           Vision IMPACT Project

                                                       SCHEDULE A: SCOPE OF WORK

Work Design

o    Map Redlining and Annotation

o    Standard Design Maintenance

ADDITIONAL DMS

Distribution Operations

o    Emergency Switching Analysis

o    Planned Switching Operations

ADDITIONAL CAD/MDT

Order Scheduling and Planning

o    Automated Route Building

Dispatching

o    Geographic Display

Administration

o    Time/Attendance Reporting

Communications

o    Intelligent Queuing/Inquiry

o    Messaging

o    Field Data Download/Upload

ADDITIONAL INTEGRATION REFINEMENTS AND DEVELOPMENT

o    Mobile GIS to AM/FM/GIS (as-built changes)

o    MDT or GIS to AM/FM/GIS (inspection results)

o    SCADA to DMS (status information)

o    AM/FM/GIS to Maintenance Planning (reliability information)

o AM/FM/GIS to Forecasting and Planning (gas and electric distribution model and load flow information)

o    MDT to WMS (work status)

o    WMS to MMIS (material needs)

o    WMS to Prop Acct (property unit information)

o    AM/FM/GIS to MDT (landbase background)

o    HRIS to CADWMS (resources and costs)

o    CAD to Call Center (scheduling opportunities)


--------------------------------------------------------------------------------
IES                             CONVERGENT GROUP                            A-19
Vision IMPACT Project

SCHEDULE A: SCOPE OF WORK


DELIVERABLE PRODUCTS FOR TASK 10

o Extended phase development releases for all applications and integration (refer to the schedule for estimated completion dates)

o Extended product enhancements for AM/FM, DMS, CAD, WMS (refer to the schedule for estimated completion dates)

o Extended application development for AM/FM/GIS, DMS, CAD, WMS (refer to the schedule for estimated completion dates)

o Extended integration (refer to the schedule for estimated completion dates)

TASK 11: SYSTEM INTEGRATION MANAGEMENT

--------------------------------------------------------------------------------

The system integration management task includes activities associated with development system administration, software and project specific UNIX hardware configuration management, and keeping the Denver and Cedar Rapids systems mirroring each other. IES owns all hardware, which will be returned to Cedar Rapids as the project ramps down. At IES' option, enough hardware to enable long-term software maintenance and support by Convergent Group will remain in Denver and any such hardware will be used for the benefit of IES. Additionally, Convergent Group strongly suggests that IES create test environments on-site in Cedar Rapids for the integrated suite components to facilitate software upgrades.

DELIVERABLE PRODUCTS FOR TASK 11

o        Establish a staging facility in Denver

o Manage the setup, installation, and maintenance of the communications link between Denver and Cedar Rapids

o        Site preparations

o        UNIX hardware configuration/reconfiguration and system testing

o        UNIX applications and product software installation and configuration

o        Assist IES in setting up software distribution plan for Intel devices

o Conduct incremental software deliveries for UNIX platform and a prototype INTEL unit, i.e., deployment of INTEL software to all INTEL units is not included.

--------------------------------------------------------------------------------
A-20                            CONVERGENT GROUP                             IES
                                                           Vision IMPACT Project

                                                       SCHEDULE A: SCOPE OF WORK


TASK 12: SYSTEM TESTING/ACCEPTANCE COORDINATION
--------------------------------------------------------------------------------

Convergent Group will use a strategy in executing this task that ensures IES' staff fully understands all systems. The IES' Project Team assists in the design and performs the actual testing of the applications under the guidance of Convergent Group. Convergent Group believes it is critical for IES to be involved in the development and approve the test plans written by Convergent Group for two reasons: (1) internal development will provide IES with a means for transferring the technology to the IES Project Team and users and (2) IES involvement will begin to build a foundation of application and system knowledge to maintain first-level internal system support functions and to complement software maintenance agreements. IES will assist in the design and development of the criteria for approval to ensure that those aspects most important to IES are tested.

Convergent Group will use the staging facility in its Englewood, Colorado offices to install all vendor and Convergent Group-developed software for application and integrated suite testing. Convergent Group staff will test all applications software modules to ensure compliance with the development release specifications and test plans. This testing will be done prior to installation at IES' facilities where final mainframe integration and user acceptance testing will be conducted by IES

An IES business process-oriented test plan will be developed by Convergent Group. The test plan will be based on the development releases for testing and measuring the success criteria for each application or system. IES users or members of the Project Team will perform these tests under the guidance of Convergent Group and approve the release expeditiously according to the project plan. Feedback will be divided into functionality fixes and modifications. Fixes, defined as code that did not work according to development release specification, will be returned to development for the appropriate code debugging. Modifications, defined as changes or enhancements to working functionality, will be evaluated by IES for inclusion in future development releases of Tasks 9 or 10. If the code was to be fixed and is fixed, the application will be reinstalled and the tests will be performed again for approval by IES. This approach helps to ensure that the development process is user driven and that IES is satisfied with the final result.



--------------------------------------------------------------------------------
IES                             CONVERGENT GROUP                            A-21
Vision IMPACT Project

SCHEDULE A: SCOPE OF WORK


DELIVERABLE PRODUCTS FOR TASK 12


o Assistance to IES in designing and testing applications and system integration

o        Process-oriented user test plans

o        IES user application acceptance tests setup and monitoring

o Documentation of application fixes and modifications for return to development or future IES' development release approval


TASK 13: CUSTOM APPLICATIONS TRAINING
--------------------------------------------------------------------------------

Convergent Group will provide functionality demonstrations of the Convergent Group configuration, refinement, and integration development. Along with the functionality demonstrations, Convergent Group will provide a "cheat sheet" that explains any specific changes to the core product use that may affect a user. Additionally, Convergent Group will provide guidance to IES when developing training schedules for the pilot, production, and extended phase functionality based on the training matrix provided in the Strategic Implementation Plan. Convergent Group will also provide guidance to the Project Team regarding the need for additional background and prerequisite training available from third parties (AND IS NOT INCLUDED IN THIS SCOPE OF WORK) that will serve as the fundamental user training for each core product and would be required prior to all Convergent Group functionality demonstrations for each phase (except the overview training).

DELIVERABLE PRODUCTS FOR TASK 13

o        Training schedules and plans

o        Prerequisite training requirements

o        Functionality review sessions to include:

         -        Overview review on CAD, AM/FM/GIS, DMS, WMS

         -        POC functionality demonstration review on CAD, AM/FM/GIS, DMS,
                  WMS

         -        Production functionality demonstration on CAD, AM/FM/GIS, DMS,
                  WMS

         -        Extended functionality demonstration on CAD, AM/FM/GIS, DMS,
                  WMS

         -        System support and maintenance training

--------------------------------------------------------------------------------
A-22                            CONVERGENT GROUP                             IES
                                                           Vision IMPACT Project

                                                       SCHEDULE A: SCOPE OF WORK


IES VISION IMPACT PROJECT ASSUMPTIONS

Convergent Group is committed to delivering the IES Vision IMPACT project Scope of Work for the fees, both fixed and estimated as defined in schedules B and C. The following assumptions form the basis of the schedules A, B and C.

1. For purposes of schedules A, B, and C, IES has designated Electronic Data Systems Corporation (EDS) as its authorized agent.

2. In partnering with IES to provide overall price savings (as reflected in Schedule B, "Fixed-Price Payments"), licensed software and maintenance will be purchased from Convergent Group through vendors specified in Schedule B.

3. Price includes only the iterations mutually deemed necessary for the expeditious completion of deliverables contained in Schedule A, "Scope of Work" The Project Managers shall mutually agree on the time required to review each deliverable and the time for deliverable acceptance. The review and acceptance time periods will vary according to task and deliverable. Iterations beyond those described in the Scope of Work will require time and material prices (per schedule to be provided) or a corresponding dollar reduction in work on other tasks.

4. IES will provide the resources (as defined in the Strategic Implementation Plan) required to perform all IES information specific data preparation and conversion scrub activities. Such resources will have appropriate skills and authority to complete the work and resolve conflicts among source documents. Work assigned to IES must be completed on schedule and to specification.

5. IFS will assign sufficient personnel resources to complete its Work Plan obligations in a timely manner in accordance with the mutually agreed to project baseline schedule. Such resources will have appropriate skills and authority to complete the work. If such tasks are not completed according to the schedule, the parties will mutually agree to a schedule and/or scope adjustment.

6. Project fees for labor and materials are based upon IES' utilization of Hewlett-Packard UNIX hardware, Graphic Data Systems Corporation (GDS Corp.) as the AM/FM/GIS vendor, Configured Energy Systems (CES) as the Outage Management

--------------------------------------------------------------------------------
IES                             CONVERGENT GROUP                            A-23
Vision IMPACT Project

SCHEDULE A: SCOPE OF WORK


         vendor, Severn-Trent as the Work Management vendor, MDSI as the CAD/MDT vendor, and ORACLE as the relational database management system (RDBMS) for the integrated suite.

7. IES is responsible for the UNIX and PC hardware purchases and/or upgrades, and PC installation for the AM/FM/GIS, WMS, and CAD/MDT clients. Convergent Group is responsible for the configuration of project UNIX-based hardware and defining the configuration of the PC hardware. IES is responsible for any required telecommunications network upgrades.

8. The total project is projected to take place over an approximately 24-month period beginning on the contract date. In the event that IES extends the schedule due to business strategy changes, increases to scope, etc., applicable fixed fee task items will be addressed via change orders. Any delays caused by Convergent Group may impact the timely payment of the $200,000 final fixed fee payment.

9. Interfaces to legacy systems are assumed to be implemented through "shadow" tables on DB2 on IES' mainframe to position these new interfaces for future upgrades to the legacy systems and delivering them initially in a price-effective manner. This is to say, the interfaces will read and write from DB2 tables on the mainframe via TCP/IP, and the legacy systems will read and write from those same tables to transfer data to the internal modules of those systems (unless mutually agreed to otherwise). Convergent Group will work with the IES' Information Technology (IT) staff on delivering efficient interfaces as defined in Section 1, "Integration," of the Strategic Implementation Plan.

10. IES will provide programming resources to perform necessary modifications to mainframe legacy systems. Hardware and software that will perform the gateway function to the IES' mainframe will be provided by IES subsequent to system architecture discussions between Convergent Group and IES IT personnel.

11. Convergent Group assumes that the project work performed in Cedar Rapids will be performed at IES' site. The design and build efforts generally will be conducted at Convergent Group offices in Englewood, Colorado. Staging and detailed functional testing will be performed at Convergent Group offices in Englewood. User testing assistance, rollout assistance, and training will be performed in Englewood or Cedar Rapids at mutually agreed-upon sites. IES will allow Convergent Group to


--------------------------------------------------------------------------------
A-24                            CONVERGENT GROUP                             IES
                                                           Vision IMPACT Project

                                                       SCHEDULE A: SCOPE OF WORK


         develop on IES' hardware and project software at Convergent Group's offices for subsequent delivery to IES. It is required that Convergent Group and IES establish a telecommunications link between the two offices to maximize development efficiencies.

12. IES will provide office space and facilities to Convergent Group personnel on-site at IES offices to perform various aspects of the implementation.

13. Pricing is based upon Scope of Work commencement on or about July 1, 1996, and completion in 2 years

14. An additional price of approximately $8 per customer will be charged in the event that IES adds customers, within its current IES service territory, to the conversion project in excess of 340,000 electric customers and 180,000 gas customers. Prices may be higher for customers acquired through annexation or merger due to differences in source documents and available landbase data.

15. The price of items and tasks not covered in the contract price include the following(1)

         o        IES and IES/EDS internal team labor and expenses

         o Middleware to communicate between mainframe and Vision IMPACT Project applications, i.e., AM/FM/GIS, WMS, DMS, and CAD/MDT (per assumption 8).

         o Intel-based PC upgrades and field devices - including MDT PCs and GPS hardware.

         o        End-user and/or specialized technical training classes. (Note:
                  "Train-the-trainer" classes are included in the project scope as Task 13).

         o ORACLE software licenses. These can be optionally provided through Convergent Group.

         o Gas and electric engineering analysis software packages. These can be optionally provided through Convergent Group.

         o UNIX hardware and associated maintenance. These can be optionally provided through Convergent Group.


------------------------

(1) These prices were estimated as part of the Strategic Implementation Plan and have been given to IES for budget planning purposes. Note: IES will provide hardware, ORACLE, and middleware licenses to Convergent Group on-site in Denver as necessary to support development and integration tasks.

--------------------------------------------------------------------------------
IES                             CONVERGENT GROUP                            A-25
Vision IMPACT Project

SCHEDULE A: SCOPE OF WORK


16. The price of items and tasks not covered in the contract price includes the following. These prices were not estimated as part of the Strategic Implementation Plan per IES direction to exclude them from the project prices.

         o        Public radio frequency (RF) monthly usage fees

         o        Potential upgrades to the IES private RF infrastructure

         o Internal telecommunication upgrades, if required, to support the new application suite

17. Communication tools such as presentation foils, slides, or videos are not covered specifically in the fee for Task 2. These can optionally be provided by Convergent Group.

18       Expenses for IES trips are not included.

19. Key Convergent Group project resources, listed below, will not be reassigned to similar duties on other accounts during the life of the project without the mutual agreement of both parties. Key IES project resources, listed below, will not be reassigned during the life of the project without mutual agreement of both parties.

         o Mr. Terry Yaryan, Convergent Group Project Director (Approximately 30 percent)

         o        Mr. Andy Gay, Convergent Group Project Manager

         o        Mr. Jeremy Bisset, Convergent Group Technical Director

         o Ms. Dundeana Langer, IES Project Director (Part-time as required)

         o        Mr. Joe Harnish, IES Project Manager

         o        Mr. Kevin Wagner, EDS IT Coordinator




--------------------------------------------------------------------------------
A-26                            CONVERGENT GROUP                             IES
                                                           Vision IMPACT Project

SCHEDULE B: FIXED-PRICE PAYMENTS

The total fixed fee for services and third-party software for the IES Vision IMPACT project as defined in Schedule A, is $9,263,287, which is comprised of $200,000 for the final fixed fee payment, $3,267,043 for services, $3,747,924 for conversion, and $2,048,320 for software, as further described below.

FINAL FIXED FEE PAYMENT

A $200,000 final fixed fee payment is due upon IES approval of project completion in accordance with mutually agreed upon acceptance criteria.

SERVICES

Convergent Group will provide the services associated with the delivery of an integrated AM/FM/GIS, Work Management, Distribution Management, and Mobile Data Terminal system for the IES Vision IMPACT Project. These services are defined in Schedule A, Scope of Work, and consist of the following:

o        Mobilization Fee

o        Task 1 - Project Management and Systems Integration Consulting

o        Task 2 - Employee Communications

o        Task 3 - Management of Hardware Procurement

o        Task 4 - Management of Software Procurement

o        Task 5 - Data Modeling

o        Task 11 - System Integration Management

o        Task 12 - System Testing/Acceptance Coordination

o        Task 13 - Custom Application Training


The fixed fee for services over the designated 2-year time period of the project will be $3,267,043, less the $225,000 mobilization fee previously authorized as Amendment 1 to the IES Strategic Implementation Plan contract. The remaining fee of $3,042,043 will be invoiced monthly according to the following schedule:


--------------------------------------------------------------------------------
IES                                            CONVERGENT GROUP              B-1
Vision IMPACT Project

SCHEDULE B: FIXED-PRICE PAYMENTS



                    1996             1997           1998
                    ----             ----           ----
January                            $121,453       $ 49,469
February                           $121,453       $ 49,469
March                              $121,453       $ 49,469
April                              $121,453       $ 49,469
May                                $121,453       $ 49,469
June              $225,000         $121,453       $ 49,470
July              $215,633         $121,453
August            $215,633         $121,453
September         $215,633         $121,453
October           $215,633         $121,453
November          $215,633         $121,453
December          $215,633         $115,447

Note: The June $225,000 mobilization fee was paid in Amendment 1 to contract U101.

CONVERSION

Conversion consists of the following tasks as described in Schedule A, Scope of Work.

o    Task 6 - Development of Vision IMPACT Asset Database

o    Task 7 - Data Migration

The fixed fee for data conversion is $3,747,924 and will be billed on a percent complete basis as data is delivered to IES and accepted by IES within a mutually agreed data QA/QC acceptance criteria. The following table depicts the anticipated invoice timing for IES budget planning purposes. A start-up fee of $400,000 as indicated in the following table is required to mobilize Convergent Group and conversion vendor resources prior to production data delivery. Actual billing after mobilization will be based on the percent of data delivered, i.e., measured by number of transformers and/or customers. The following table provides a budgetary forecast of anticipated conversion charges.


--------------------------------------------------------------------------------
B-2         CONVERGENT GROUP                                                 IES
                                                           Vision IMPACT Project

                                                SCHEDULE B: FIXED-PRICE PAYMENTS


                  1996            1997           1998
                  ----            ----           ----
January                       $  400,000     $  114,512
February                      $   40,000     $  114,512
March                         $   40,000     $  114,512
April                         $  114,512     $   74,512
May                           $  114,512     $        0
June                          $  417,723     $        0
July              $    0      $  417,723
August            $    0      $  417,723
September         $    0      $  417,723
October           $    0      $  417,723
November          $    0      $  417,723
December          $    0      $  114,514

SOFTWARE

The fixed fee for third-party software is $2,048,320 as follows.

Convergent Group is providing the following fixed discounted pricing for the third-party software of the integrated suite described as follows:

o    GDS

   The group license components of GDS software for the AM/FM/GIS component of the integrated suite will be as follows:


-    3 development licenses

-    23 full-function licenses

-    52 view/analyze licenses

-    161 view only stand-alone licenses


The discounted price for the entire group of licenses will be $633,500. Any further licenses purchased for IES will be provided at a price with a continuing 40 percent discount applied to the then current list prices.

During the term of this Vision IMPACT development contract, should IES require a somewhat different mix of specific licenses as defined above and in the IES Strategic Implementation Plan, a credit equal to 40 percent of the then current list price of any specific license can be applied toward the discounted price of another license from these same types.

o    CES


--------------------------------------------------------------------------------
IES                                            CONVERGENT GROUP              B-3
Vision IMPACT Project

SCHEDULE B: FIXED-PRICE PAYMENTS

The discounted site license of the CES software for the DMS component of the integrated suite at IES will be $500,000 including the following modules to serve a single DDC and one emergency backup site in accordance with the Strategic Implementation Plan:

-    InterSys

-    Operator's Workspace

-    TroubleMan

-    CrewMan

-    SwitchMan

- Additional CES supporting software, e.g., XRT, Builder Xcessory, C++ Compiler, is also included

Should an additional operating IES DDC site be required to serve IES for the IES Utilities service territory (in accordance with the scope of the IES Vision IMPACT project, and be authorized via change orders, the additional license fee would be provided at a discounted fee of $285,000 if provided during the time period of this contract.

o    MDSI

The discounted site license of the MDSI software for the CAD/MDT component of the integrated suite at IES providing up to 250 mobile users will be $464,820.

o    Severn-Trent

The discounted site license of the Severn-Trent STORMS software for the WMS component of the integrated suite to serve IES for the IES Utilities Service Territory in accordance with the scope of IES Vision IMPACT Project will be $450,000.

All software will be procured and invoiced in its entirety during 1996 to obtain the above discount prices. These payments are in addition to the payment schedule for Fixed Price Services.

The following table provides a budgetary forecast of anticipated software license charges.



Software                    Purchase Date                 Price
--------                    -------------               --------
MDSI                        August 1996                 $464,820
Severn-Trent                September 1996              $450,000
GDS                         October 1996                $633,500
CES                         November 1996               $500,000


--------------------------------------------------------------------------------
B-4                        CONVERGENT GROUP                                  IES
                                                           Vision IMPACT Project

                                                                   EXHIBIT 10.18


SCHEDULE C: BILLING TERMS FOR ESTIMATED WORK

The total of the estimated payments for the IES Vision IMPACT Project as defined in Schedule A is $5,070,340 as described below. All payments included in this schedule are in addition to the fees outlined in Schedule B, "Fixed-Price Payments."

EXPENSES

All payments included in this schedule are in addition to the payments in Schedule B, "Fixed-Price Payments." Convergent Group expenses associated with the support of activities within the Vision IMPACT project will be invoiced monthly at cost plus a 3.5 percent administrative fee as they are incurred. These expenses include, but are not limited to, airfare, lodging, car rental, food, parking, copies, postage, faxes, and long-distance telephone charges (including Denver to Cedar Rapids communications link telephone charges and hardware if IES has Convergent Group provide). Expenses may be billed directly to IES if mutually convenient. Expenses will be reported monthly by person and category. Estimated total project expenses are $600,000.

APPLICATION AND SYSTEM INTEGRATION DEVELOPMENT

Application and system integration development services provided by Convergent Group will be invoiced according to the following payment schedule for each development release as documented in the following tasks in Schedule A, "Scope of Work":

o        Task 8 - Proof of Concept Core Product Configuration and Integration

o        Task 9 - POC Product and Integration Refinements for Production Use

o        Task 10 - Extended Production and Integration Functionality Development

The payment schedule for each development release will be as follows:


--------------------------------------------------------------------------------
IES                             CONVERGENT GROUP                             C-1
Vision IMPACT Project

SCHEDULE C: BILLING TERMS FOR ESTIMATED WORK



-----------------------------------------------------------------------------------
  PERCENT OF TOTAL DEVELOPMENT                 POINT DURING DEVELOPMENT THAT
      RELEASE VALUE INVOICED                      AMOUNT WILL BE INVOICED
-----------------------------------------------------------------------------------
                   20%                     Written authorization by IES provided
                   20%                     Calendar midpoint between
                                           authorization and prototype review
                   20%                     Prototype review workshop
                   20%                     Development delivered for IES testing
                   20%                     Written development acceptance by IES
-----------------------------------------------------------------------------------


As development releases are authorized and fixed price fees are established for each individual release, these amounts will be deducted from the remaining Application and System Integration Development pool of dollars. The amount allocated to this pool of dollars is estimated at $3,318,210 (as detailed in the tables that follow) based on the Strategic Implementation Plan developed by IES and Convergent Group.




--------------------------------------------------------------------------------
C-2                             CONVERGENT GROUP                             IES
                                                           Vision IMPACT Project

                                    SCHEDULE C: BILLING TERMS FOR ESTIMATED WORK




TABLE 1           INTERFACES


INTEGRATION DEV. RELEASES FROM-TO NAME                           1996         1997         1998        TOTAL
                                                              ----------   ----------   ----------   ----------
Middleware Set-up                                             $   30,000   $        0   $        0   $   30,000
Call Center to CAD (new work request info-non outage)         $   57,750   $   74,813   $        0   $  132,562
Call Center to DMS-(outage customer ID)                       $        0   $   39,375   $        0   $   39,375
WMS to GIS (work requests and status)                         $        0   $   31,500   $        0   $   31,500
GIS to WMS (design data)                                      $        0   $   45,675   $   49,613   $   95,288
GIS to WMS (as built data)                                    $        0   $   23,625   $        0   $   23,625
Mobile GIS to GIS (as built changes)                          $        0   $        0   $   38,588   $   38,588
MDT or Mobile GIS to GIS or planned Inspection                $        0   $        0   $   49,613   $   49,613
SCADA to DMS (status info)                                    $        0   $   56,700   $   39,690   $   96,390
MDT to DMS (optional - field operations status)               $        0   $        0   $        0   $        0
DMS to GIS (facility reliability history)                     $        0   $   15,750   $        0   $   15,750
GIS to Maintenance Planning (reliability info)                $        0   $        0   $   24,806   $   24,806
GIS to GIS Analysis (dist. Model & load flow info)            $        0   $   86,625   $   33,075   $  119,700
DMS to CAD (Optional-PO location for troubleman)              $        0   $        0   $        0   $        0
DMS to CAD (new construction work)                            $        0   $   47,250   $        0   $   47,250
CAD to DMS (crew assigned/location)                           $        0   $   47,250   $        0   $   47,250
CAD to WMS (new work request for design-if managed in both)   $        0   $   31,500   $        0   $   31,500
MDT to WMS (work status)                                      $        0   $   31,500   $        0   $   31,500
WMS to MMIS (material needs)                                  $        0   $   23,625   $        0   $   23,625
MMIS to WMS (material items lists and costs)                  $        0   $   31,500   $        0   $   31,500
WMS to Prop Acct (property unit info)                         $        0   $   23,625   $        0   $   23,625
GIS to MDT (landbase background)                              $        0   $   28,350   $   19,845   $   48,195
GIS to DMS (landbase and facilities                           $        0   $   81,900   $        0   $   81,900
HRIS to CAD/WMS (resources and costs)                         $        0   $   23,625   $        0   $   23,625
HRIS to WMS (optional-actual reported hours to work orders)   $        0   $        0   $        0   $        0
CAD to Call Center (work request status)                      $        0   $   28,350   $   33,075   $   61,425
DMS to Call Center (outage status)                            $        0   $   55,125   $        0   $   55,125
DMS to SCADA (optional-switch operations)                     $        0   $        0   $        0   $        0
Network Analysis to GIS (optional-analysis results)           $        0   $        0   $        0   $        0
CIS to GIS (premise)                                          $        0   $   39,375   $        0   $   39,375
                                                              ----------   ----------   ----------   ----------
Interfaces Total                                              $   87,750   $  867,038   $  288,304   $1,243,091
                                                              ==========   ==========   ==========   ==========




--------------------------------------------------------------------------------
IES                             CONVERGENT GROUP                             C-3
Vision IMPACT Project

SCHEDULE C: BILLING TERMS FOR ESTIMATED WORK



TABLE 2           APPLICATIONS

APPLICATIONS/DEVELOPMENT RELEASES             1996         1997         1998         TOTAL
                                           ----------   ----------   ----------   ----------
GIS                                        $  205,500   $  756,000   $   83,790   $1,045,290
Core Product Configuration                 $  144,000   $   31,500   $        0   $  175,500
Core Product Refinement                    $        0   $   37,800   $        0   $   37,800
Standard Mapping                           $        0   $   75,600   $   19,845   $   95,445
Standard Reports                           $        0   $   80,850   $   14,333   $   95,183
Data Integrity                             $        0   $   94,500   $        0   $   94,500
Work Design Sketch                         $        0   $  118,125   $        0   $  118,125
Work Posting of As-builts                  $        0   $   63,000   $        0   $   63,000
Schematic Management                       $        0   $   94,500   $        0   $   94,500
Network Analysis Data Preparation          $   15,000   $   23,100   $   16,538   $   54,638
Data Query/locate                          $   46,500   $   29,925   $   13,230   $   89,655
Maintenance Planning                       $        0   $   12,600   $   19,845   $   32,445
Migration from CableCad                    $        0   $   94,500   $        0   $   94,500
                                           $        0   $        0   $        0   $        0
DMS                                        $        0   $  301,500   $    9,923   $  911,423
Core Product Configuration                 $        0   $  207,000   $        0   $  207,000
Core Product Refinement                    $        0   $   94,500   $        0   $   94,500
Extended Product Funtionality              $        0   $        0   $    9,923   $    9,923
                                                        $        0   $        0   $        0
MDT                                        $  123,000   $  107,100   $   33,075   $  263,175
Core Product Configuration                 $  123,000   $   75,600   $        0   $  198,600
Core Product Refinement                    $        0   $   31,500   $        0   $   31,500
Extended Product Funtionality              $        0   $        0   $   33,075   $   33,075
                                           $        0   $        0   $        0   $        0
WMS                                        $  148,500   $  182,700   $  124,031   $  455,231
Core Product Configuration                 $  148,500   $   25,200   $        0   $  173,700
Core Product Refinement                    $        0   $  157,500   $        0   $  157,500
Extended Product Funtionality              $        0   $        0   $  124,031   $  124,031
                                           $        0   $        0   $        0   $        0
                                           ----------   ----------   ----------   ----------
Applications Total                         $  477,000   $1,347,300   $  250,819   $2,075,119
                                           ==========   ==========   ==========   ==========


Taken individually, some of the development releases may exceed their estimated cost while others may be combined and developed at a lower cost. The total dollar allocations are adequate to cover the applications and interfaces as currently envisioned by Convergent Group and IES. Convergent Group will provide, as part of its invoices, an update of the pool of dollars allocated to development and the remaining unallocated dollars.

Any development release pool dollars remaining at the end of the project will be left unspent and kept by IES. If the cumulative value of the authorized development releases exceeds the development pool, a change order will be required for the extra amount.



--------------------------------------------------------------------------------
C-4                             CONVERGENT GROUP                             IES
                                                           Vision IMPACT Project

                                    SCHEDULE C: BILLING TERMS FOR ESTIMATED WORK


SOFTWARE MAINTENANCE

Software maintenance will be provided for a minimum period of two years as described below. All software maintenance will be consolidated under a single, separate agreement and the effective dates will be synchronized to January 1, payable on that date of each year except for maintenance on custom applications and interfaces. The warranty period for all software is 90 days. The annual fee for core product maintenance for the two years minimum maintenance will be according to the following schedule:

o        GDS - 15 percent of license price to IES Utilities ($95,025/yr.)

o        CES - 20 percent of license  price to IES Utilities ($100,000/yr.)

o        MDSI - 15 percent of license price to IES Utilities ($69,723/yr.)

o        Severn-Trent - 15 percent of license to IES Utilities ($67,500/yr.)

The total fee for third-party software maintenance for the two years is $664,496.

The annual fee for custom applications and interfaces maintenance for the two years minimum maintenance will be according to the following schedule:

o Custom Applications and Interfaces - Maintenance fees will be 10 percent of the combined application and interface "accepted" cumulative development release fees. Software upgrades will be provided, at a minimum, in accordance with the maintenance requirements of the third-party software providers. These applications and interface maintenance fees are in addition to the above core product maintenance fees and will be adjusted and payable quarterly during the life of the contract so as to be synchronized at the end of the contract term. These are estimated to be $162,545 in 1997 and $325,089 in 1998 for a total of $487,634.




--------------------------------------------------------------------------------
IES                             CONVERGENT GROUP                             C-5
Vision IMPACT Project

                                                                   EXHIBIT 10.18

                                   SCHEDULE D

                            ELECTRONIC FUNDS TRANSFER



Instructions for transmitting funds to Convergent Group Corporation via wire transfer:

 Wire to:           UMB Columbine Bank
                    6900 E. Hampden Avenue
                    Englewood, CO 80224

                    ABA# 107001067

 For Credit to:     Convergent Group Corporation
                    Operating Account
                    6200 S. Syracuse Way, #200
                    Englewood, CO 80111

                    Acct.# 7170565404

If you have questions, please contact UMB Bank - Columbine Branch directly at
(303) 758-2501.

The persons to contact are Shelly Robbins or Marion Legett in the Wire Transfer Department.

Convergent Group Corporation contact is the Controller at (303) 741-8400.

          SCHEDULE F               PROJECT NAME: IES VISION IMPACT

----------------------------------------------------------------------------------------------------------------------
WBS CODE                    TASK NAME                                                  SCHED START         SCHED FIN
----------------------------------------------------------------------------------------------------------------------
1             PROJECT ORGANIZATION AND MANAGEMENT                                        06/24/96           07/31/98

1.0                 Kickoff meeting                                                      06/26/96           08/19/96

1.1                 Status reports (bi-weekly)                                           06/24/96           05/22/98

1.2                 Establish issue tracking schema                                      07/19/96           08/01/96

1.3                 Establish project plan maintenance schema                            07/19/96           08/01/96

1.4                 Project Sponsor Status Briefings                                     07/01/96           04/06/98

1.5                 Ongoing Program management support                                   06/26/96           07/31/98

2             EMPLOYEE COMMUNICATIONS PROGRAM                                            06/26/96           02/11/98

3             HARDWARE PROCUREMENT                                                       06/24/96           09/09/97

4             SOFTWARE PROCUREMENT                                                       07/11/96           09/06/96

5             DATA MODELING                                                              07/03/96           01/09/97

5.0                 Conceptual/Logical Modeling                                          07/03/96           10/10/96

5.1                 Physical Database Modeling                                           10/04/96           01/09/97

5.2                 Global Architecting                                                  07/15/96           11/07/96

5.2.0                      Further requirements gathering                                07/15/96           11/07/96

5.2.1                      Hardware configuration                                        07/19/96           08/15/96

5.2.2                      Develop UNIX and PC configuration standards                   07/19/96           08/15/96

5.2.3                      Identify data distribution requirements                       10/04/96           10/17/96

5.2.4                      Distribution of attributes                                    10/18/96           10/31/96

5.2.5                      Identify fragmentation candidates                             10/18/96           10/31/96

5.2.6                      Identify participating candidates                             10/18/96           10/31/96

5.2.7                      Identify replication candidates                               10/18/96           10/31/96

5.2.8                      Acceptance of the Global Architecture Design                  11/01/96           11/07/96

6             DATA CONVERSION                                                            07/17/96           05/18/98

6.0                 Pilot Project                                                        07/17/96           06/19/97

6.0.0                      Develop Draft Data Source Matrix                              07/17/96           09/16/96

6.0.1                      Conversion Kickoff Workshop                                   09/09/96           09/19/96

6.0.2                      Symbology Development                                         09/12/96           02/28/97

6.0.3                      Data Scrub Procedures                                         01/10/97           02/13/97

6.0.5                      Conversion Specification                                      02/10/97           04/01/97

6.0.6                      Conduct Contract Negotiations                                 04/02/97           04/15/97


------------------------------------------------------------------------------------------------------------------------------
                                                                       1996                                1997
------------------------------------------------------------------------------------------------------------------------------
WBS CODE                    TASK NAME                                  J  J  A  S  O  N  D  J  F  M  A  M  J  J  A  S  O  N  D
------------------------------------------------------------------------------------------------------------------------------
1             PROJECT ORGANIZATION AND MANAGEMENT

1.0                 Kickoff meeting

1.1                 Status reports (bi-weekly)

1.2                 Establish issue tracking schema

1.3                 Establish project plan maintenance schema

1.4                 Project Sponsor Status Briefings

1.5                 Ongoing Program management support

2             EMPLOYEE COMMUNICATIONS PROGRAM

3             HARDWARE PROCUREMENT

4             SOFTWARE PROCUREMENT

5             DATA MODELING

5.0                 Conceptual/Logical Modeling

5.1                 Physical Database Modeling

5.2                 Global Architecting
                                                                                            [BAR CHART]
5.2.0                      Further requirements gathering

5.2.1                      Hardware configuration

5.2.2                      Develop UNIX and PC configuration standards

5.2.3                      Identify data distribution requirements

5.2.4                      Distribution of attributes

5.2.5                      Identify fragmentation candidates

5.2.6                      Identify participating candidates

5.2.7                      Identify replication candidates

5.2.8                      Acceptance of the Global Architecture Design

6             DATA CONVERSION

6.0                 Pilot Project

6.0.0                      Develop Draft Data Source Matrix

6.0.1                      Conversion Kickoff Workshop

6.0.2                      Symbology Development

6.0.3                      Data Scrub Procedures

6.0.5                      Conversion Specification

6.0.6                      Conduct Contract Negotiations


-------------------------------------------------------------------------------------------------
                                                                                 1998
-------------------------------------------------------------------------------------------------
WBS CODE                    TASK NAME                                  J  F  M  A  M  J  J  A  S
-------------------------------------------------------------------------------------------------
1             PROJECT ORGANIZATION AND MANAGEMENT

1.0                 Kickoff meeting

1.1                 Status reports (bi-weekly)

1.2                 Establish issue tracking schema

1.3                 Establish project plan maintenance schema

1.4                 Project Sponsor Status Briefings

1.5                 Ongoing Program management support

2             EMPLOYEE COMMUNICATIONS PROGRAM

3             HARDWARE PROCUREMENT

4             SOFTWARE PROCUREMENT

5             DATA MODELING

5.0                 Conceptual/Logical Modeling

5.1                 Physical Database Modeling

5.2                 Global Architecting
                                                                          [BAR CHART]
5.2.0                      Further requirements gathering

5.2.1                      Hardware configuration

5.2.2                      Develop UNIX and PC configuration standards

5.2.3                      Identify data distribution requirements

5.2.4                      Distribution of attributes

5.2.5                      Identify fragmentation candidates

5.2.6                      Identify participating candidates

5.2.7                      Identify replication candidates

5.2.8                      Acceptance of the Global Architecture Design

6             DATA CONVERSION

6.0                 Pilot Project

6.0.0                      Develop Draft Data Source Matrix

6.0.1                      Conversion Kickoff Workshop

6.0.2                      Symbology Development

6.0.3                      Data Scrub Procedures

6.0.5                      Conversion Specification

6.0.6                      Conduct Contract Negotiations

----------------------------------------------------------------------------------------------------------------------------
                                                                                                         1996
----------------------------------------------------------------------------------------------------------------------------
WBS CODE                          TASK NAME                              SCHED START      SCHED FIN      J  J  A  S  O  N  D
----------------------------------------------------------------------------------------------------------------------------
6.0.7         Conduct Pilot Conversion                                    04/01/97         05/29/97

6.0.8         QA/QC                                                       04/17/97         06/05/97

6.0.9         Pilot Review                                                06/06/97         06/19/97

6.0.10        Digitize Sample Circuitry to Support DMS                    01/10/97         01/23/97

6.1         Full Conversion Project                                       06/17/97         05/18/98

6.1.0         Field-verify landbase accuracy                              06/17/97         06/30/97

6.1.1         Determine Strategy for Improved Landbase                    07/01/97         07/03/97

6.1.2         Field Data Capture Reqs. Workshop                           07/07/97         07/11/97

6.1.3         Conduct Area Conversion (1)                                 07/03/97         10/06/97

6.1.4         Conduct Other Area Conversions                              09/30/97         05/18/98

6.1.6         Manage Other Area Conversions                               09/30/97         05/18/98

6.1.5         Full Conversion complete                                    05/18/98         05/18/98

7         DATA MIGRATION                                                  11/26/96         06/04/97

7.0         Develop AM/FM/GIS migration specifications                    11/26/96         12/23/96

7.1         Develop TLM data migration strategy                           12/10/96         12/23/96

7.2         Review migration strategies with IES and Conversion Contract  12/26/96         12/27/96

7.3         Migrate TLM data to AM/FM/GIS database                        12/30/96         03/03/97

7.4         Conduct AM/FM/GIS data migration                              04/23/97         06/04/97
                                                                                                         [BAR CHART]
8         CORE PRODUCT CONFIGURATION DEV. REL.                            09/24/96         07/07/97

8.0         CAD/MDT Dev. Releases (POC)                                   09/24/96         02/07/97

8.0.0         Core Product Configuration                                  09/24/96         12/18/96

8.0.1         Core Product Customization                                  12/19/96         02/07/97

8.0.2         CAD/MDT POC system available                                02/07/97         02/07/97

8.1         AM/FM/GIS Dev. Releases (POC)                                 11/11/96         05/02/97

8.1.0         Core Product Configuration                                  11/11/96         02/07/97

8.1.1         Core Product Customization                                  01/10/97         05/02/97

8.1.2         AM/FM/GIS POC system available                              05/02/97         05/02/97

8.2         DMS Dev. Releases (POC)                                       03/07/97         07/03/97

8.2.0         Core Product Configuration                                  03/07/97         04/24/97

8.2.1         Core Product Customization                                  04/25/97         06/12/97

8.2.2         DMS POC system available                                    06/12/97         06/12/97

8.2.3         Configure with test data                                    06/13/97         07/03/97

8.3         WMS Dev. Releases (POC)                                       11/11/96         05/16/97

8.3.0         Core Product Configuration                                  11/11/96         01/24/97





------------------------------------------------------------------------------------------------------------------------------------
                                                                                       1997                               1998
------------------------------------------------------------------------------------------------------------------------------------
WBS CODE                          TASK NAME                            J  F  M  A  M  J  J  A  S  O  N  D  J  F  M  A  M  J  J  A  S
------------------------------------------------------------------------------------------------------------------------------------
6.0.7         Conduct Pilot Conversion

6.0.8         QA/QC

6.0.9         Pilot Review

6.0.10        Digitize Sample Circuitry to Support DMS

6.1         Full Conversion Project

6.1.0         Field-verify landbase accuracy

6.1.1         Determine Strategy for Improved Landbase

6.1.2         Field Data Capture Reqs. Workshop

6.1.3         Conduct Area Conversion (1)

6.1.4         Conduct Other Area Conversions

6.1.6         Manage Other Area Conversions

6.1.5         Full Conversion complete

7         DATA MIGRATION

7.0         Develop AM/FM/GIS migration specifications

7.1         Develop TLM data migration strategy

7.2         Review migration strategies with IES and Conversion Contract

7.3         Migrate TLM data to AM/FM/GIS database

7.4         Conduct AM/FM/GIS data migration
                                                                                                         [BAR CHART]
8         CORE PRODUCT CONFIGURATION DEV. REL.

8.0         CAD/MDT Dev. Releases (POC)

8.0.0         Core Product Configuration

8.0.1         Core Product Customization

8.0.2         CAD/MDT POC system available

8.1         AM/FM/GIS Dev. Releases (POC)

8.1.0         Core Product Configuration

8.1.1         Core Product Customization

8.1.2         AM/FM/GIS POC system available

8.2         DMS Dev. Releases (POC)

8.2.0         Core Product Configuration

8.2.1         Core Product Customization

8.2.2         DMS POC system available

8.2.3         Configure with test data

8.3         WMS Dev. Releases (POC)

8.3.0         Core Product Configuration



                                  PAGE# 2 OF 5

          SCHEDULE F               PROJECT NAME: IES VISION IMPACT

----------------------------------------------------------------------------------------------------------------------
WBS CODE                    TASK NAME                                                    SCHED START         SCHED FIN
----------------------------------------------------------------------------------------------------------------------
8.3.1                Core Product Customization                                            01/27/97          04/11/97

8.3.2                POC (CU's, MU's, standard designs) data creation                      02/10/97          05/16/97

8.3.3                WMS POC system available                                              05/16/97          05/16/97

8.4           Integration Dev. Releases (POC)                                              10/18/96          07/07/97

8.4.0                Middleware Set-up                                                     10/18/96          12/02/96

8.4.1                CIS Interfaces                                                        12/03/96          07/07/97

8.4.1.0                    Conduct CIS Interface workshop                                  12/03/96          12/04/96

8.4.1.1                    CIS to AM/FM/GIS                                                12/05/96          02/17/97

8.4.1.2                    IES SME participate in development                              12/05/96          12/11/96

8.4.1.3                    Call Center to CAD (new work request info-non outage)           12/05/96          02/17/97

8.4.1.4                    IES SME participate in development                              12/05/96          12/11/96

8.4.1.5                    Call Center to DMS (outage customer ID)                         03/07/97          05/30/97

8.4.1.6                    IES SME participate in development                              03/07/97          03/13/97

8.4.1.7                    CAD to Call Center (scheduling opportunities)                   12/19/96          03/03/97

8.4.1.8                    IES SME participate in development                              12/19/96          12/27/96

8.4.0.9                    DMS to Call Center (outage status)                              04/25/97          07/07/97

8.4.1.10                   IES SME participate in development                              04/25/97          05/01/97

8.4.2                WMS Interfaces                                                        02/06/97          06/23/97

8.4.2.0                    Conduct WMS Interface workshop                                  02/06/97          02/07/97

8.4.2.1                    WMS to AM/FM/GIS (work requests and status)                     02/10/97          04/18/97

8.4.2.2                    AM/FM/GIS to WMS (design data)                                  03/10/97          05/16/97

8.4.2.3                    AM/FM/GIS to WMS (as built data)                                03/10/97          05/16/97

8.4.2.4                    CAD to WMS (new work request for design-if managed in both)     02/10/97          04/18/97

8.4.2.5                    WMS to MMIS (material needs)                                    04/14/97          06/23/97

8.4.2.6                    MMIS to WMS (material items lists and costs)                    04/14/97          06/23/97

8.4.2.7                    WMS to Prop Acct (property unit info)                           04/14/97          06/23/97

8.4.3                CAD to DMS (crew assigned/location)                                   03/07/97          05/15/97

8.4.4                AM/FM/GIS to DMS (landbase and facilities)                            01/24/97          03/06/97

9         CORE PRODUCTION SYSTEM REFINEMENTS DEV. REL.                                     05/16/97          04/08/98

9.0           MDT Dev. Rel. (core production)                                              05/16/97          08/11/97

9.1           AM/FM/GIS Dev. Rel. (core production)                                        05/19/97          01/07/98

9.2           DMS Dev. Rel. (core production)                                              07/08/97          10/28/97

9.3           WMS Dev. Rel. (core production)                                              05/19/97          11/12/97

9.4           Integration Dev. Rel. (core production)                                      08/12/97          04/08/98

------------------------------------------------------------------------------------------------------------------------------
                                                                       1996                                1997
------------------------------------------------------------------------------------------------------------------------------
WBS CODE                    TASK NAME                                  J  J  A  S  O  N  D  J  F  M  A  M  J  J  A  S  O  N  D
------------------------------------------------------------------------------------------------------------------------------
8.3.1                Core Product Customization

8.3.2                POC (CU's, MU's, standard designs) data creation

8.3.3                WMS POC system available

8.4           Integration Dev. Releases (POC)

8.4.0                Middleware Set-up

8.4.1                CIS Interfaces

8.4.1.0                    Conduct CIS Interface workshop

8.4.1.1                    CIS to AM/FM/GIS                                                [BAR CHART]

8.4.1.2                    IES SME participate in development

8.4.1.3                    Call Center to CAD (new work request info-non outage)

8.4.1.4                    IES SME participate in development

8.4.1.5                    Call Center to DMS (outage customer ID)

8.4.1.6                    IES SME participate in development

8.4.1.7                    CAD to Call Center (scheduling opportunities)

8.4.1.8                    IES SME participate in development

8.4.0.9                    DMS to Call Center (outage status)

8.4.1.10                   IES SME participate in development

8.4.2                WMS Interfaces

8.4.2.0                    Conduct WMS Interface workshop

8.4.2.1                    WMS to AM/FM/GIS (work requests and status)

8.4.2.2                    AM/FM/GIS to WMS (design data)

8.4.2.3                    AM/FM/GIS to WMS (as built data)

8.4.2.4                    CAD to WMS (new work request for design-if managed in both)

8.4.2.5                    WMS to MMIS (material needs)

8.4.2.6                    MMIS to WMS (material items lists and costs)

8.4.2.7                    WMS to Prop Acct (property unit info)

8.4.3                CAD to DMS (crew assigned/location)

8.4.4                AM/FM/GIS to DMS (landbase and facilities)

9         CORE PRODUCTION SYSTEM REFINEMENTS DEV. REL.

9.0           MDT Dev. Rel. (core production)

9.1           AM/FM/GIS Dev. Rel. (core production)

9.2           DMS Dev. Rel. (core production)

9.3           WMS Dev. Rel. (core production)

9.4           Integration Dev. Rel. (core production)

-------------------------------------------------------------------------------------------------
                                                                                 1998
-------------------------------------------------------------------------------------------------
WBS CODE                    TASK NAME                                  J  F  M  A  M  J  J  A  S
-------------------------------------------------------------------------------------------------
8.3.1                Core Product Customization

8.3.2                POC (CU's, MU's, standard designs) data creation

8.3.3                WMS POC system available

8.4           Integration Dev. Releases (POC)

8.4.0                Middleware Set-up

8.4.1                CIS Interfaces

8.4.1.0                    Conduct CIS Interface workshop

8.4.1.1                    CIS to AM/FM/GIS                                                [BAR CHART]

8.4.1.2                    IES SME participate in development

8.4.1.3                    Call Center to CAD (new work request info-non outage)

8.4.1.4                    IES SME participate in development

8.4.1.5                    Call Center to DMS (outage customer ID)

8.4.1.6                    IES SME participate in development

8.4.1.7                    CAD to Call Center (scheduling opportunities)

8.4.1.8                    IES SME participate in development

8.4.0.9                    DMS to Call Center (outage status)

8.4.1.10                   IES SME participate in development

8.4.2                WMS Interfaces

8.4.2.0                    Conduct WMS Interface workshop

8.4.2.1                    WMS to AM/FM/GIS (work requests and status)

8.4.2.2                    AM/FM/GIS to WMS (design data)

8.4.2.3                    AM/FM/GIS to WMS (as built data)

8.4.2.4                    CAD to WMS (new work request for design-if managed in both)

8.4.2.5                    WMS to MMIS (material needs)

8.4.2.6                    MMIS to WMS (material items lists and costs)

8.4.2.7                    WMS to Prop Acct (property unit info)

8.4.3                CAD to DMS (crew assigned/location)

8.4.4                AM/FM/GIS to DMS (landbase and facilities)

9         CORE PRODUCTION SYSTEM REFINEMENTS DEV. REL.

9.0           MDT Dev. Rel. (core production)

9.1           AM/FM/GIS Dev. Rel. (core production)

9.2           DMS Dev. Rel. (core production)

9.3           WMS Dev. Rel. (core production)

9.4           Integration Dev. Rel. (core production)

                                PAGE# 3 OF 5

----------------------------------------------------------------------------------------------------------------
WBS CODE                         TASK NAME                                         SCHED START        SCHED FIN
----------------------------------------------------------------------------------------------------------------
9.5                       Conduct integrated production system test                 01/08/98          01/28/98

10                  EXTENDED FUNCTIONALITY DEV. RELEASES                            02/05/98          07/31/98

10.0                      MDT Dev. Rel. (extended functionality)                    04/09/98          05/20/98

10.1                      AM/FM/GIS Dev. Rel. (extended functionality)              02/05/98          07/10/98

10.2                      DMS Dev. Rel. (extended functionality)                    02/11/98          05/19/98

10.3                      WMS Dev. Rel. (extended functionality)                    02/26/98          04/29/98

10.4                      Integration Dev. Rel. (Extended functionality)            04/02/98          07/31/98

11                  SYSTEM INTEGRATION MANAGEMENT                                   11/11/96          03/24/97

11.0                      Convergent Group Staging                                  11/11/96          11/26/96

11.1                      Communication Link Setup/Install                          11/27/96          01/24/97

11.2                      Site preparations                                         11/27/96          12/10/96

11.3                      Hardware installation/configuration                       12/11/96          12/17/96

11.4                      Core software installation/configuration                  12/03/96          03/24/97

11.5                      Develop software distribution plan                        12/05/96          12/18/96

11.6                      Test software distribution plan                           12/19/96          01/06/97

11.7                      Conduct Incremental Installations (TBD)                   03/24/97          03/24/97

12                  SYSTEM INTEGRATION TESTING (PROCESS ORIENTED)                   06/13/97          02/04/98

12.0                      Develop production test plan                              06/13/97          06/13/97

12.1                      Conduct systems testing with IES                          01/08/98          02/04/98

12.1.0                           Execute test scripts                               01/08/98          01/21/98

12.1.1                           Address discrepancies/issues                       01/22/98          02/04/98

12.2                      Integrated system approval                                02/04/98          02/04/98

13                  TRAINING                                                        12/18/96          01/12/98

13.0                      Develop training plan/schedule                            06/16/97          09/09/97

13.1                      Conduct training                                          12/18/96          01/12/98

13.1.0                           System level training (OS, RDBMS)                  12/18/96          12/26/96

13.1.1                           Core POC system training                           02/10/97          06/24/97

13.1.2                           Core production System training                    08/12/97          01/12/98

13.1.3                           System software maintenance training               06/25/97          06/26/97

14                  DELIVERABLE MILESTONES                                          02/07/97          05/18/98

14.0                      Resource Coordinators begin using CAD                     02/07/97          02/07/97

14.1                      Build CU's, MU's, Standard Designs                        02/10/97          02/10/97

14.2                      Begin Automated Work Initiation & Tracking                02/10/97          02/10/97


------------------------------------------------------------------------------------------------------------------------------
                                                                       1996                                1997
------------------------------------------------------------------------------------------------------------------------------
WBS CODE                    TASK NAME                                  J  J  A  S  O  N  D  J  F  M  A  M  J  J  A  S  O  N  D
------------------------------------------------------------------------------------------------------------------------------
9.5                       Conduct integrated production system test

10                  EXTENDED FUNCTIONALITY DEV. RELEASES

10.0                      MDT Dev. Rel. (extended functionality)

10.1                      AM/FM/GIS Dev. Rel. (extended functionality)

10.2                      DMS Dev. Rel. (extended functionality)

10.3                      WMS Dev. Rel. (extended functionality)

10.4                      Integration Dev. Rel. (Extended functionality

11                  SYSTEM INTEGRATION MANAGEMENT

11.0                      Convergent Group Staging

11.1                      Communication Link Setup/Install

11.2                      Site preparations

11.3                      Hardware installation/configuration

11.4                      Core software installation/configuration

11.5                      Develop software distribution plan

11.6                      Test software distribution plan

11.7                      Conduct Incremental Installations (TBD)
                                                                                     [BAR CHART]
12                  SYSTEM INTEGRATION TESTING (PROCESS ORIENTED)

12.0                      Develop production test plan

12.1                      Conduct systems testing with IES

12.1.0                           Execute test scripts

12.1.1                           Address discrepancies/issues

12.2                      Integrated system approval

13                  TRAINING

13.0                      Develop training plan/schedule

13.1                      Conduct training

13.1.0                           System level training (OS, RDBMS)

13.1.1                           Core POC system training

13.1.2                           Core production System training

13.1.3                           System software maintenance training

14                  DELIVERABLE MILESTONES

14.0                      Resource Coordinators begin using CAD

14.1                      Build CU's, MU's, Standard Designs

14.2                      Begin Automated Work Initiation & Tracking


-------------------------------------------------------------------------------------------------
                                                                                 1998
-------------------------------------------------------------------------------------------------
WBS CODE                    TASK NAME                                  J  F  M  A  M  J  J  A  S
-------------------------------------------------------------------------------------------------
9.5                       Conduct integrated production system test

10                  EXTENDED FUNCTIONALITY DEV. RELEASES

10.0                      MDT Dev. Rel. (extended functionality)

10.1                      AM/FM/GIS Dev. Rel. (extended functionality)

10.2                      DMS Dev. Rel. (extended functionality)

10.3                      WMS Dev. Rel. (extended functionality)

10.4                      Integration Dev. Rel. (Extended functionality

11                  SYSTEM INTEGRATION MANAGEMENT

11.0                      Convergent Group Staging

11.1                      Communication Link Setup/Install

11.2                      Site preparations

11.3                      Hardware installation/configuration

11.4                      Core software installation/configuration

11.5                      Develop software distribution plan

11.6                      Test software distribution plan

11.7                      Conduct Incremental Installations (TBD)
                                                                                [BAR CHART]
12                  SYSTEM INTEGRATION TESTING (PROCESS ORIENTED)

12.0                      Develop production test plan

12.1                      Conduct systems testing with IES

12.1.0                           Execute test scripts

12.1.1                           Address discrepancies/issues

12.2                      Integrated system approval

13                  TRAINING

13.0                      Develop training plan/schedule

13.1                      Conduct training

13.1.0                           System level training (OS, RDBMS)

13.1.1                           Core POC system training

13.1.2                           Core production System training

13.1.3                           System software maintenance training

14                  DELIVERABLE MILESTONES

14.0                      Resource Coordinators begin using CAD

14.1                      Build CU's, MU's, Standard Designs

14.2                      Begin Automated Work Initiation & Tracking



                                  PAGE# 4 OF 5

----------------------------------------------------------------------------------------
                                                                     1996
----------------------------------------------------------------------------------------
WDS CODE              TASK NAME            SCHED START   SCHED FIN   J  J  A  S  O  N  D
----------------------------------------------------------------------------------------
14.3    Work Order Design Available         05/16/97      O5/16/97

14.4    Begin Distribution Opns Training    06/12/97      06/12/97

4.5     DMS Available for DDC               07/03/97      07/03/97
                                                                         [BAR CHART]
14.6    Outage Analysis Available           06/12/97      06/12/97

14.7    Service Territory Converted         05/18/98      05/18/98

14.8    Production integration completed    01/07/98      01/07/98


----------------------------------------------------------------------------------------------------------------------------------
                                                                                    1997                                1998
----------------------------------------------------------------------------------------------------------------------------------
WDS CODE              TASK NAME            SCHED START   SCHED FIN   J  F  M  A  M  J  J  A  S  O  N  D  J  F  M  A  M  J  J  A  S
----------------------------------------------------------------------------------------------------------------------------------
14.3    Work Order Design Available         05/16/97      O5/16/97

14.4    Begin Distribution Opns Training    06/12/97      06/12/97

4.5     DMS Available for DDC               07/03/97      07/03/97
                                                                                              [BAR CHART]
14.6    Outage Analysis Available           06/12/97      06/12/97

14.7    Service Territory Converted         05/18/98      05/18/98

14.8    Production integration completed    01/07/98     01/07/98



                                  PAGE# 5 OF 5